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                            PARTICIPATION AGREEMENT

                          Dated as of December 2, 1998

                                     among


                        SUNRISE MIDWEST LEASING, L.L.C.,
                  as the Construction Agent and as the Lessee,

                         SUNRISE ASSISTED LIVING, INC.,
                               as the Guarantor,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                     not individually, except as expressly
                 stated herein, but solely as the Owner Trustee
                        under the Sunrise Trust 1998-1,


 THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM
                         TIME TO TIME, as the Holders,


 THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM
                         TIME TO TIME, as the Lenders,

                                      and


                               NATIONSBANK, N.A.,
                          as the Agent for the Lenders
                     and respecting the Security Documents,
                 as the Agent for the Lenders and the Holders,
                        to the extent of their interests

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


                               TABLE OF CONTENTS

                                                                                                                              PAGE
                                                                                                                              ----
SECTION 1A. INITIAL LOANS AND HOLDER ADVANCES....................................................................................1
SECTION 1.  THE LOANS............................................................................................................1
SECTION 2.  HOLDER ADVANCES......................................................................................................1
SECTION 3.  SUMMARY OF TRANSACTIONS..............................................................................................2
       3.1. Operative Agreements.................................................................................................2
       3.2. Property Purchase....................................................................................................2
       3.3. Construction of Improvements; Commencement of Basic Rent.............................................................2
       3.4. Ratable Interests of the Holders and the Lenders.....................................................................2
SECTION 4.  THE CLOSINGS.........................................................................................................3
       4.1. Initial Closing Date.................................................................................................3
       4.2. Initial Closing Date; Property Closing Dates; Acquisition Advances; Construction Advances............................3
SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING REQUIREMENTS ON
COMPLETION DATE;  THE LESSEE'S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS........................................................3
       5.1. General..............................................................................................................3
       5.2. Procedures for Funding...............................................................................................3
       5.3. Conditions Precedent for  the Lessor, the Agent, the Lenders and the Holders Relating to the Initial
       Closing Date and the Advance of Funds for the Acquisition of a Property...................................................5
       5.4. Conditions Precedent for the Lessor, the Agent, the Lenders and the Holders Relating to the Advance
       of Funds after the Acquisition Advance....................................................................................8
       5.5. Additional Reporting and Delivery Requirements on Completion Date and on Construction Period
       Termination Date..........................................................................................................9
       5.6. The Construction Agent Delivery of Construction Budget Modifications................................................10
       5.7. Restrictions on Liens...............................................................................................10
       [5.8. Reserved.].........................................................................................................10
       5.9. Maintenance of the Lessee as a Wholly-Owned Entity..................................................................10
       5.10. Payments...........................................................................................................10
SECTION 6.  REPRESENTATIONS AND WARRANTIES......................................................................................11
       6.1. Representations and Warranties of the Borrower......................................................................11
       6.2. Representations and Warranties of the Credit Parties................................................................12
SECTION 6B.  GUARANTY...........................................................................................................16
       6B.1. Guaranty of Payment and Performance................................................................................16
       6B.2. Obligations Unconditional..........................................................................................16
       6B.3. Modifications......................................................................................................17
       6B.4. Waiver of Rights...................................................................................................17
       6B.5. Reinstatement......................................................................................................18
       6B.6. Remedies...........................................................................................................18
       6B.7. Limitation of Guaranty.............................................................................................18
SECTION 7. PAYMENT OF CERTAIN EXPENSES..........................................................................................18
       7.1. Transaction Expenses................................................................................................18
       7.2. Brokers' Fees.......................................................................................................19
       7.3. Certain Fees and Expenses...........................................................................................19
       7.4. Administrative Fee..................................................................................................20
SECTION 8.  OTHER COVENANTS AND AGREEMENTS......................................................................................20
       8.1. Cooperation with the Construction Agent or the Lessee...............................................................20
       8.2. Covenants of the Owner Trustee and the Holders......................................................................20
       8.3. Credit Party Covenants, Consent and Acknowledgment..................................................................21
       8.3B Additional Covenants of SALI........................................................................................24
       8.3B.1.1 Existence.......................................................................................................24
       8.3B.1.2 Further Assurances..............................................................................................24
       8.3B.1.3 Financial Records - Inspection..................................................................................24
       8.3B.1.4 Estoppel Certificates...........................................................................................25





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

       8.3B.2  Financial Covenants..............................................................................................25
       8.3B.3 Negative Covenants................................................................................................27
       8.4. Sharing of Certain Payments.........................................................................................28
       8.5. Grant of Easements, etc.............................................................................................28
       8.6. Appointment by the Agent, the Lenders, the Holders and the Owner Trustee............................................28
       8.7. Collection and Allocation of Payments and Other Amounts.............................................................29
       8.8. Release of Properties, etc..........................................................................................31
       8.9 Release of Residual Payment Collateral...............................................................................31
SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT................................................................................31
       9.1. The Construction Agent's and the Lessee's Credit Agreement Rights...................................................31
       9.2. The Construction Agent's and the Lessee's Trust Agreement Rights....................................................32
SECTION 10.  TRANSFER OF INTEREST...............................................................................................32
       10.1. Restrictions on Transfer...........................................................................................32
       10.2. Effect of Transfer.................................................................................................33
SECTION 11.  INDEMNIFICATION....................................................................................................33
       11.1. General Indemnity..................................................................................................33
       11.2. General Tax Indemnity..............................................................................................35
       11.3. Increased Costs, Illegality, etc...................................................................................37
       11.4. Funding/Contribution Indemnity.....................................................................................38
       11.5. EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.............................................39
       11.6. Additional Provisions Regarding Environmental Indemnification......................................................39
       11.7. Additional Provisions Regarding Indemnification....................................................................39
       11.8. Indemnifications Provided by the Owner Trustee in Favor of the Other Indemnified Persons...........................40
SECTION 12.  MISCELLANEOUS......................................................................................................40
       12.1. Survival of Agreements.............................................................................................40
       12.2. Notices............................................................................................................40
       12.3. Counterparts.......................................................................................................42
       12.4. Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters....................................................42
       12.5. Headings, etc......................................................................................................43
       12.6. Parties in Interest................................................................................................43
       12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.............................................43
       12.8. Severability.......................................................................................................44
       12.9. Liability Limited..................................................................................................44
       12.10. Rights of the Credit Parties......................................................................................45
       12.11. Further Assurances................................................................................................45
       12.12. Calculations under Operative Agreements...........................................................................45
       12.13. Confidentiality...................................................................................................45
       12.14. Financial Reporting/Tax Characterization..........................................................................46
       12.15. Set-off...........................................................................................................46

EXHIBITS

A - Form of Requisition - Sections 4.2, 5.2, 5.3 and 5.4

B - Form of Outside Counsel Opinion for the Lessee - Section 5.3(j)

C - Form of Officer's Certificate - Section 5.3(z)

D- Form of Secretary's Certificate - Section 5.3(aa)

E - Form of Officer's Certificate - Section 5.3(cc)

F - Form of Secretary's Certificate - Section 5.3(dd)

G - Form of Outside Counsel Opinion for the Owner Trustee - Section 5.3(ee)

H - Form of Outside Counsel Opinion for the Lessee - Section 5.3(ff)

I - Form of Officer's Certificate - Section 5.5

J - Description of Material Litigation - Section 6.2(d)

K- State of Incorporation/Formation and Principal Place of Business of Each Guarantor - Section 6.2(i)

L- Description of Properties to be Purchased on Initial Closing Date

M - Allocated Property Cost Amounts

N - Residual Payment Collateral

Appendix A - Rules of Usage and Definitions

                            PARTICIPATION AGREEMENT


         THIS PARTICIPATION AGREEMENT dated as of December 2, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among SUNRISE MIDWEST LEASING, L.L.C., a Virginia limited liability company (the "Lessee" or the "Construction Agent"); SUNRISE ASSISTED LIVING, INC., a Delaware corporation, as guarantor ("SALI" or the "Guarantor"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as the Owner Trustee under the Sunrise Trust 1998-1 (the "Owner Trustee", the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as holders of certificates issued with respect to the Sunrise Trust 1998-1 (subject to the definition of Holders in Appendix A hereto, individually, a "Holder" and collectively, the "Holders"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the "Lenders"); and NATIONSBANK, N.A., a national banking association, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

         In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                SECTION 1A.  INITIAL LOANS AND HOLDER ADVANCES.

         Notwithstanding the various references in the Operative Agreements to terms and conditions for the extension of Loans and Holder Advances subsequent to the Initial Closing Date, the entire $45,590,000 of the Lender Commitments and the entire $1,410,000 of the Holder Commitments will be advanced on the Initial Closing Date upon satisfaction (on or prior to such Initial Closing
Date) of the terms and conditions set forth in the Operative Agreements for such closing and funding (which terms and conditions include the acquisition by the Borrower of the Properties identified on Exhibit L hereto). The provisions hereof and of the other Operative Agreements related to Loans and Holder Advances extended subsequent to the Initial Closing Date shall only apply in the event each Person then a party to this Agreement, in its sole and absolute discretion, agrees to an increase in the Lender Commitments and the Holder Commitments.


                             SECTION 1.  THE LOANS.

         Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Properties and certain Improvements, to develop and construct certain Improvements in accordance with the Agency Agreement and the terms and provisions hereof and for the other purposes described herein, and in consideration of the receipt of proceeds of the Loans, the Lessor will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of the Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, to acquire the Properties, to acquire the Equipment, to construct certain Improvements and to cause the Lessee to lease the Properties, each in accordance with the Agency Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.

                          SECTION 2.  HOLDER ADVANCES.

         Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each date Advances are requested to be made in accordance with Section 5 hereof, each Holder shall make a Holder

Advance on a pro rata basis to the Lessor with respect to the Sunrise Trust 1998-1 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Advances on such date shall be three percent (3%) of the amount of the Requested Funds on such date; provided, that no Holder shall be obligated for any Holder Advance in excess of its pro rata share of the Available Holder Commitment. The aggregate amount of Holder Advances shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment with respect to any Advance shall be permitted such that the Holder Advance with respect to such Advance is less than three percent (3%) of the outstanding amount of such Advance, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.

                      SECTION 3.  SUMMARY OF TRANSACTIONS.

         3.1.    OPERATIVE AGREEMENTS.

         On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Agency Agreement, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

         3.2.    PROPERTY PURCHASE.

         On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Advance in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, (c) the Lessor will purchase and acquire good and marketable title to or ground lease pursuant to a Ground Lease, the applicable Property, each to be within an Approved State, identified by the Construction Agent, in each case pursuant to a Deed, Bill of Sale or Ground Lease, as the case may be, and grant the Agent a lien on such Property by execution of the required Security Documents, (d) the Agent, the Lessee and the Lessor shall execute and deliver a Lease Supplement relating to such Property and (e) the Basic Term shall commence with respect to such Property.

         3.3.    CONSTRUCTION OF IMPROVEMENTS; COMMENCEMENT OF BASIC RENT.

         Construction Advances will be made with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting the Work regarding the Equipment, the construction of such Improvements and the expenditures of the Construction Advances related to the foregoing. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and the Lessee shall commence to pay Basic Rent as of the Rent Commencement Date.

         3.4.    RATABLE INTERESTS OF THE HOLDERS AND THE LENDERS.

         Each Holder and Lender agrees at all times (a) to hold the same ratable portion of the aggregate Lender Commitment for Tranche A Loans, the aggregate Lender Commitment for Tranche B Loans, the aggregate Holder Commitment and (b) to make advances consistent with such committed amounts referenced in Section 3.4(a) in accordance with the requirements of the Operative Agreements.

                           SECTION 4.  THE CLOSINGS.

         4.1.    INITIAL CLOSING DATE.

         All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

         4.2. INITIAL CLOSING DATE; PROPERTY CLOSING DATES; ACQUISITION ADVANCES; CONSTRUCTION ADVANCES.

         The Construction Agent shall deliver to the Agent a requisition (a "Requisition"), in the form attached hereto as Exhibit A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses and other fees, expenses and disbursements payable, pursuant to Section 7.1, by the Lessor and (b) each Acquisition Advance pursuant to Section 5.3 and (c) each Construction Advance pursuant to
Section 5.4.

             SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT;
                   REPORTING REQUIREMENTS ON COMPLETION DATE;
            THE LESSEE'S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS.

         5.1.    GENERAL.

                 (a) To the extent funds have been advanced to the Lessor as Loans by the Lenders and to the Lessor as Holder Advances by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) at the direction of the Construction Agent to acquire the Properties in accordance with the terms of this Agreement, the Agency Agreement and the other Operative Agreements,
         (ii) to make Advances to the Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Properties (or components thereof) in accordance with the terms of the Agency Agreement and the other Operative Agreements, and (iii) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 7.1(a) and 7.1(b).

                 (b) In lieu of the payment of interest on the Loans and Holder Yield on the Holder Advances on any Scheduled Interest Payment Date with respect to any Property during the period prior to the Rent Commencement Date with respect to such Property, (i) each Lender's Loan shall automatically be increased by the amount of interest accrued and unpaid on such Loan for such period (except to the extent that at any time such increase would cause such Lender's Loan to exceed such Lender's Available Commitment, in which case the Lessee shall pay such excess amount to such Lender in immediately available funds on the date such Lender's Available Commitment was exceeded), and (ii) each Holder's Holder Advance shall automatically be increased by the amount of Holder Yield accrued and unpaid on such Holder Advance for such period (except to the extent that at any time such increase would cause the Holder Advance of such Holder to exceed such Holder's Available Holder Commitment, in which case the Lessee shall pay such excess amount to such Holder in immediately available funds on the date the Available Holder Commitment of such Holder was exceeded). Such increases in a Lender's Loan and a Holder's Holder Advance shall occur without any disbursement of funds by any Person.


         5.2.    PROCEDURES FOR FUNDING.

                 (a) The Construction Agent shall designate the date for Advances hereunder in accordance with the terms and provisions hereof; provided, however, it is understood and agreed that no more than two
         (2) Advances (excluding any conversion and/or continuation of any Loan or Holder Advance) may be requested during any calendar month. Not less than (i) three (3) Business Days prior to the date that the first Advance is requested hereunder and (ii) three (3) Business Days prior to the date on which any subsequent Acquisition Advance or Construction Advance is to be made, the Construction Agent shall deliver to the Agent, (A) with respect to the date that the first Advance is requested hereunder and each subsequent Acquisition Advance, a Requisition as described in Section
         4.2 hereof (including without limitation a legal description of the Land, if any, a schedule of the Improvements, if any, and a schedule of the Equipment, if any, acquired or to be acquired on such date, and a schedule of the Work, if any, to be performed, each of the foregoing in a form reasonably acceptable to the Agent) and (B) with respect to each Construction Advance, a Requisition identifying (among other things) the Property to which such Construction Advance relates.

                 (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holders make Holder Advances and that the Lenders make Loans to the Lessor for the payment of Transaction Expenses, Property Acquisition Costs (in the case of an Acquisition Advance) or other Property Costs (in the case of a Construction Advance) that have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition.

                 (c) Subject to the satisfaction of the conditions precedent set forth in Sections 5.3 or 5.4, as applicable, on each Property Closing Date or the date on which the Construction Advance is to be made, as applicable, (i) the Lenders shall make Loans based on their respective Lender Commitments to the Lessor in an aggregate amount equal to ninety-seven percent (97%) of the Requested Funds specified in any Requisition plus any additional amount of Transaction Expenses as referenced in Sections 7.1(a) and 7.1(b) and any additional amount respecting any indemnity payment as referenced in
         Section 11.8, unless any such funding of Transaction Expenses or any indemnity payment is declined in writing by each Lender and each Holder (such decision to be in the sole discretion of each Lender and each Holder) ratably between the Tranche A Lenders and the Tranche B Lenders with the Tranche A Lenders funding eighty-seven percent (87%) of the Requested Funds and the Tranche B Lenders funding ten percent (10%) of the Requested Funds), up to an aggregate principal amount equal to the aggregate of the Available Commitments, (ii) the Holders shall make Holder Advances based on their respective Holder Commitments in an aggregate amount equal to three percent (3%) of the balance of the Requested Funds specified in such Requisition plus any additional amount of Transaction Expenses as referenced in Sections 7.1(a) and 7.1(b) and any additional amount respecting any indemnity payment as referenced in Section 11.8, unless any such funding of Transaction Expenses or any indemnity payment is declined in writing by each Lender and each Holder (such decision to be in the sole discretion of each Lender and each Holder), up to the aggregate advanced amount equal to the aggregate of the Available Holder Commitments; and (iii) the total amount of such Loans and Holder Advances made on such date shall (x) be used by the Lessor to pay Property Costs including Transaction Expenses within three (3) Business Days of the receipt by the Lessor of such Advance or (y) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay Property Costs, as applicable. Notwithstanding that the Operative Agreements state that Advances shall be directed to the Lessor, each Advance shall in fact be directed to the Construction Agent (for the benefit of the Lessor) and applied by the Construction Agent (for the benefit of the Lessor) pursuant to the requirements imposed on the Lessor under the Operative Agreements.

                 (d) With respect to an Advance obtained by the Lessor to pay for Property Costs and/or Transaction Expenses or other costs payable under Section 7.1 hereof and not expended by the Lessor for such purpose on the date of such Advance, such amounts shall be held by the Lessor (or the Agent on behalf of the Lessor) until the applicable closing date or, if such closing date does not occur within three (3) Business Days of the date of the Lessor's receipt of such Advance, shall be applied regarding the applicable Advance to repay the Lenders and the Holders and, subject to the terms hereof, and of the Credit Agreement and the Trust Agreement, shall remain available for future Advances. Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

                 (e) All Operative Agreements which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such items (except for Notes, Certificates, Bills of Sale, the Ground Leases and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent, each Lender and each Holder. All other items which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such other items shall be held by the Agent. To the extent any such other items are requested in writing from time to time by the Lessor, any Lender or any Holder, the Agent shall provide a copy of such item to the party requesting it.

                 (f) Notwithstanding the completion or any closing under this Agreement pursuant to Sections 5.3 or 5.4, each condition precedent in connection with any such closing may be subsequently enforced by the Agent (unless such has been expressly waived in writing by the Agent).

         5.3. CONDITIONS PRECEDENT FOR THE LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS RELATING TO THE INITIAL CLOSING DATE AND THE ADVANCE OF FUNDS FOR THE ACQUISITION OF A PROPERTY.

         The obligations (i) on the Initial Closing Date of the Lessor, the Agent, the Lenders and the Holders to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, (ii) on the Initial Closing Date of the Holders to make Holder Advances, and of the Lenders to make Loans in order to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under
Section 7.1(a) of this Agreement and (iii) on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under
Section 7.1(b) of this Agreement and to acquire or ground lease a Property (an "Acquisition Advance"), in each case (with regard to the foregoing Sections 5.3(i), (ii) and (iii)) are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Initial Closing Date or the applicable Property Closing Date, as the case may be (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party):

                 (a) the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties) on each such date;

                 (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

                 (c) the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;

                 (d) title to each such Property shall conform to the representations and warranties set forth in Section 6.2(l) hereof;

                 (e) the Construction Agent shall have delivered to the Agent a good standing certificate for the Construction Agent in the state where each such Property is located, the Deed with respect to the Land and existing Improvements (if any), a copy of the Ground Lease (if any), and a copy of the Bill of Sale with respect to the Equipment (if any), respecting such of the foregoing as are being acquired or ground leased on each such date with the proceeds of the Loans and Holder Advances or which have been previously acquired or ground leased with the proceeds of the Loans and Holder Advances and such Land, existing Improvements (if any) and Equipment (if any) shall be located in an Approved State;

                 (f) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by each such Requisition;

                 (g) the Construction Agent shall have delivered to the Agent title insurance commitments to issue policies respecting each such Property, with such endorsements as the Agent deems necessary, in favor of the Lessor and the Agent from a title insurance company acceptable to the Agent, but only with such title exceptions thereto as are acceptable to the Agent;

                 (h) the Construction Agent shall have delivered to the Agent an environmental site assessment respecting each such Property prepared by an independent recognized professional acceptable to the Agent and evidencing no pre-existing environmental condition with respect to which there is more than a remote risk of loss;

                 (i) the Construction Agent shall have delivered to the Agent a survey (with a flood hazard certification) respecting each such Property prepared by (i) an independent recognized professional acceptable to the Agent and (ii) in a manner and including such information as is required by the Agent;

                 (j) unless such an opinion has previously been delivered with respect to a particular state, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as Exhibit B or in such other form as is acceptable to the Agent with respect to local law real property issues respecting the state in which each such Property is located addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel located in the state where each such Property is located, prepared by counsel acceptable to the Agent and a separate flood hazard certificate respecting each such Property prepared by an independent recognized professional acceptable to the Agent;

                 (k) the Agent shall be satisfied that the acquisition, ground leasing and/or holding of each such Property and the execution of the Mortgage Instrument and the other Security Documents will not materially and adversely affect the rights of the Lessor, the Agent, the Holders or the Lenders under or with respect to the Operative Agreements;

                 (l) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses and other fees, expenses and disbursements referenced in Sections 7.1(a) or 7.1(b) of this Agreement, as appropriate;

                 (m) the Construction Agent shall have caused to be delivered to the Agent a Mortgage Instrument (in such form as is acceptable to the Agent, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting each such Property and (as of the Initial Closing Date) the Residual Payment Collateral more specifically identified on Exhibit N, all fully executed and in recordable form;

                 (n) the Lessee shall have delivered to the Agent with respect to each such Property a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in the form attached to the Lease as Exhibit B or in such other form as is acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

                 (o) with respect to each Acquisition Advance, the sum of the Available Commitment plus the Available Holder Commitment (after deducting the Unfunded Amount, if any, and after giving effect to the Acquisition Advance) will be sufficient to pay all amounts payable therefrom;

                 (p) if any such Property is subject to a Ground Lease, the Construction Agent shall have caused a lease memorandum (or short form lease) to be delivered to the Agent for such Ground Lease and, if requested by the Agent, a landlord waiver and a mortgagee waiver (in each case, in such form as is acceptable to the Agent);

                 (q) counsel (acceptable to the Agent) for the ground lessor of each such Property subject to a Ground Lease shall have issued to the Lessor, the Agent, the Lenders and the Holders, its opinion;

                 (r) the Construction Agent shall have delivered to the Agent a preliminary Construction Budget for each such Property, if applicable;

                 (s) the Construction Agent shall have provided evidence to the Agent of insurance with respect to each such Property as provided in the Lease;

                 (t) the Construction Agent shall have caused an Appraisal regarding each such Property (showing an aggregate appraised value for the Properties identified on Exhibit L of at least $62,666,666) to be provided to the Agent from an appraiser selected by the Agent;

                 (u) the Construction Agent shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner satisfactory to the Agent;

                 (v) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent;

                 (w) in the opinion of the Agent and its respective counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines;

                 (x) each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent shall have received a fully executed copy of each of the Operative Agreements;

                 (y) since the date of the most recent audited financial statements of the Lessee, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

                 (z) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee in the form attached hereto as Exhibit C or in such other form as is acceptable to the Agent stating that (i) each and every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it; and (iv) each Credit Party has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                 (aa) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated as of the Initial Closing Date, in the form attached hereto as Exhibit D or in such other form as is acceptable to the Agent attaching and certifying as to (1) the resolutions of the Board of Directors of such Credit Party duly authorizing the execution, delivery and performance by such Credit Party of each of the Operative Agreements to which it is or will be a party, (2) the articles of incorporation of such Credit Party certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on behalf of such Credit Party the Operative Agreements to which it is or will be a party and
         (ii) a good standing certificate (or local equivalent) from the respective states where such Credit Party is incorporated and where the principal place of business of such Credit Party is located as to its good standing in each such state. To the extent any Credit Party is a partnership, a limited liability company or is otherwise organized, such Person shall deliver to the Agent (in form and substance satisfactory to the Agent) as of the Initial Closing Date
         (A) a certificate regarding such Person and any corporate general partners covering the matters described in Exhibit D and (B) a good standing certificate, a certificate of limited partnership or a local equivalent of either of the foregoing, as applicable;

                 (bb) as of the Initial Closing Date only, there shall not have occurred any material adverse change in the consolidated assets, liabilities, operations, business or condition (financial or otherwise) of the Credit Parties (on a consolidated basis) from that set forth in the most recent audited consolidated financial statements of the Credit Parties which have been provided to the Agent;

                 (cc) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate of the Lessor dated as of the Initial Closing Date in the form attached hereto as Exhibit E or in such other form as is acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                 (dd) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as Exhibit F or in such other form as is acceptable to the Agent, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of association or other equivalent charter documents and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Office of the Comptroller of the Currency;

                 (ee) as of the Initial Closing Date only, counsel for the Lessor acceptable to the Agent shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in the form attached hereto as Exhibit G or in such other form as is reasonably acceptable to the Agent;

                 (ff) as of the Initial Closing Date only, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as Exhibit H or in such other form as is acceptable to the Agent, addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel acceptable to the Agent; and

                 (gg) as of the Initial Closing Date only, the Construction Agent shall cause (i) tax lien searches and judgment lien searches regarding each Credit Party to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner satisfactory to the Agent.


         5.4. CONDITIONS PRECEDENT FOR THE LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS RELATING TO THE ADVANCE OF FUNDS AFTER THE ACQUISITION ADVANCE.

         The obligations of the Holders to make Holder Advances, and the Lenders to make Loans in connection with all requests for Advances subsequent to the acquisition of a Property (and to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1 of this Agreement in connection therewith) are subject to the satisfaction or waiver of the following conditions precedent (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.4 which are required to be performed by such party):

                 (a) the correctness on such date of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and in each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties);

                 (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

                 (c) the Agent shall have received a fully executed counterpart of the Requisition, appropriately completed;

                 (d) based upon the applicable Construction Budget which shall satisfy the requirements of this Agreement, the Available Commitments and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements;

                 (e) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Construction Advance requested by the applicable Requisition;

                 (f) the title insurance policy delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in subparagraph (d) above and there shall be no title change or exception objectionable to the Agent;

                 (g) the Construction Agent shall have delivered to the Agent copies of the Plans and Specifications for the applicable Improvements;

                 (h) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, any Transaction Expenses and other fees, expenses and disbursements referenced in Section 7.1(b) that are to be paid with the Advance;

                 (i) the Construction Agent shall have delivered, or caused to be delivered to the Agent, invoices, Bills of Sale or other documents acceptable to the Agent, in each case with regard to any Equipment or other components of such Property then being acquired with the proceeds of the Loans and Holder Advances and naming the Lessor as purchaser and transferee;

                 (j) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent;

                 (k) since the date of the most recent audited Financial Statements of the Lessee, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements; and

                 (l) in the opinion of the Agent and its counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines.

         5.5. ADDITIONAL REPORTING AND DELIVERY REQUIREMENTS ON COMPLETION DATE AND ON CONSTRUCTION PERIOD TERMINATION DATE.

         On or prior to the Completion Date for each Property, the Construction Agent shall deliver to the Agent an Officer's Certificate in the form attached hereto as Exhibit I or in such other form as is acceptable to the Agent specifying (a) the address for such Property, (b) the Completion Date for such Property, (c) the aggregate Property

Cost for such Property, (d) detailed, itemized documentation supporting the asserted Property Cost figures and (e) that all representations and warranties of the Construction Agent and Lessee in each of the Operative Agreements and each certificate delivered pursuant thereto (including without limitation the Incorporated Representations and Warranties) are true and correct as of the Completion Date. The Agent shall have the right to contest the information contained in such Officer's Certificate. Furthermore, on or prior to the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered to the Agent (unless previously delivered to the Agent) originals of the following, each of which shall be in form and substance acceptable to the Agent, in its reasonable discretion: (w) a title insurance endorsement regarding the title insurance policy delivered in connection with the requirements of Section 5.3(g), but only to the extent such endorsement is necessary to provide for insurance in an amount at least equal to the maximum total Property Cost and, if endorsed, the endorsement shall not include a title change or exception objectionable to the Agent; (x) an as-built survey for such Property, (y) insurance certificates respecting such Property as required hereunder and under the Lease Agreement, and (z) if requested by the Agent, amendments to the Lessor Financing Statements executed by the appropriate parties. In addition, on the Completion Date for such Property the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instrument shall be paid in an amount required by applicable law, subject, however, to the obligations of the Lenders and the Holders to fund such costs to the extent required pursuant to Section 7.1.

         5.6. THE CONSTRUCTION AGENT DELIVERY OF CONSTRUCTION BUDGET MODIFICATIONS.

         The Construction Agent covenants and agrees to deliver to the Agent each month notification of any modification to any Construction Budget regarding any Property if such modification increases the cost to construct such Property; provided no Construction Budget may be increased unless (a) the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f) of this Agreement and (b) after giving effect to any such amendment, the Construction Budget remains in compliance with the requirements of Section 5.4(d) of this Agreement.

         5.7.    RESTRICTIONS ON LIENS.

         On each Property Closing Date, the Construction Agent shall cause each Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 6.2(r)(i) and 6.2(r)(ii). On each date a Property is either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property to be free and clear of all Liens (other than Lessor Liens and such other Liens that are expressly set forth as title exceptions on the title commitment issued under
Section 5.3(g) with respect to such Property, to the extent such title commitment has been approved by the Agent).

         [5.8.   RESERVED.]

         5.9.    MAINTENANCE OF THE LESSEE AS A WHOLLY-OWNED ENTITY.

         From the Initial Closing Date and thereafter until such time as all obligations of all Credit Parties under the Operative Agreements have been satisfied and performed in full, Sunrise Assisted Living Investments, Inc. ("SALII") shall remain the sole member of the Lessee, SALII shall retain the Lessee as a Wholly-Owned Entity and SALI shall retain SALII as a Wholly-Owned Entity.

         5.10.   PAYMENTS.

         All payments of principal, interest, Holder Advances, Holder Yield and other amounts to be made by the Construction Agent or the Lessee under this Agreement or any other Operative Agreements (excluding Excepted Payments which shall be paid directly to the party to whom such payments are owed) shall be made to the Agent at the office designated by the Agent from time to time in Dollars and in immediately available funds, without setoff, deduction, or counterclaim. Subject to the definition of "Interest Period" in Appendix A attached hereto, whenever any payment under this Agreement or any other Operative Agreements shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, Holder Yield and fees payable pursuant to the Operative Agreements, as applicable and as the case may be.

                  SECTION 6.  REPRESENTATIONS AND WARRANTIES.

         6.1.    REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

         Effective as of the Initial Closing Date and the date of each Advance, the Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (h), (j) and (k) are made solely in its capacity as the Borrower:

                 (a) It is a national banking association and is duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party;

                 (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any Legal Requirement relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause
         (B) would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or
         (iv) does or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;

                 (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by the Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

                 (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

                 (e) It, either in its individual capacity or as the Owner Trustee, has not assigned or transferred any of its right, title or interest in or under the Lease, the Agency Agreement or its interest in any Property or any portion thereof, except in accordance with the Operative Agreements;

                 (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

                 (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Advances shall not be applied by the Owner Trustee, either in its individual capacity or as the Owner Trustee, for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property;

                 (h) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

                 (i) The Owner Trustee's principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;

                 (j) The Owner Trustee is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System of the United States;

                 (k) The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

                 (l) Each Property is free and clear of all Lessor Liens attributable to the Owner Trustee, either in its individual capacity or as the Owner Trustee; and

                 (m) The Owner Trustee, in its trust capacity, is not a party to any documents, instruments or agreements other than the Operative Agreements executed by the Owner Trustee, in its trust capacity.

         6.2.    REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES.

         Effective as of the Initial Closing Date, the date of each Advance and the Rent Commencement Date, each Credit Party represents and warrants to each of the other parties hereto that:

                 (a) The Incorporated Representations and Warranties are true and correct (unless such relate solely to an earlier point in time) and the Lessee has delivered to the Agent the financial statements and other reports referred to in Section 3.1 of the Master Guaranty of Payment;

                 (b) The execution and delivery by each Credit Party of this Agreement and the other applicable Operative Agreements as of such date and the performance by each Credit Party of its respective obligations under this Agreement and the other applicable Operative Agreements are within the corporate, partnership or limited liability company (as the case may be) powers of each Credit Party, have been duly authorized by all necessary corporate, partnership or limited liability company (as the case may be) action on the part of each Credit Party (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (i) violate any Legal Requirement which is binding on any Credit Party or any of its Subsidiaries, (ii) contravene or conflict with, or result in a breach of, any provision of the Articles of Incorporation, By-Laws or other organizational documents of any Credit Party or any of its Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any Credit Party or any of its Subsidiaries or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any Credit Party or any of its Subsidiaries;

                 (c) This Agreement and the other applicable Operative Agreements, executed prior to and as of such date by any Credit Party, constitute the legal, valid and binding obligation of such Credit Party, as applicable, enforceable against such Credit Party, as applicable, in accordance with their terms. Each Credit Party has executed the various Operative Agreements required to be executed by such Credit Party as of such date;

                 (d) There are no material actions, suits or proceedings pending or, to our knowledge, threatened against any Credit Party in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern any Property or any Credit Party's interest therein, (ii) question the validity or enforceability of any Operative Agreement to which any Credit Party is a party or the overall transaction described in the Operative Agreements to which any Credit Party is a party or (iii) have or could reasonably be expected to have a Material Adverse Effect; provided, for purposes of disclosure, the Credit Parties have described the litigation set forth on Exhibit J;

                 (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance of any Operative Agreement, (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, (iii) the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of any Property or (iv) any Advance, in each case, except those which have been obtained and are in full force and effect;

                 (f) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in such Property, subject only to the Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

                 (g) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Advance or Loan for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property;

                 (h) All information heretofore or contemporaneously herewith furnished by each Credit Party or its Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of each Credit Party or its Subsidiaries to the Agent, the Owner Trustee, any

         Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

                 (i) The principal place of business, chief executive office and office of the Construction Agent and the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 9401 Lee Highway, Suite 300, Fairfax, Virginia and the states of formation and the chief executive offices of each other Credit Party are located at the places set forth in Exhibit K;

                 (j) The representations and warranties of each Credit Party set forth in any of the Operative Agreements are true and correct in all material respects on and as of each such date as if made on and as of such date. Each Credit Party is in all material respects in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the date of each Advance;

                 (k) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property then being financed consists of (i) unimproved Land or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or ground leasing or will be renovated and/or modified in accordance with the terms of this Agreement. Each Property then being financed is located at the location set forth on the applicable Requisition, each of which is in one (1) of the Approved States;

                 (l) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, the Lessor has good and marketable fee simple title to each Property, or, if any Property is the subject of a Ground Lease, the Lessor will have a valid ground leasehold interest enforceable against the ground lessor of such Property in accordance with the terms of such Ground Lease, subject only to (i) such Liens referenced in Sections 6.2(r)(i) and 6.2(r)(ii) on the applicable Property Closing Date and (ii) subject to
         Section 5.7, Permitted Liens after the applicable Property Closing
         Date;

                 (m) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, no portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

                 (n) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Insurance Requirements and all standards of Lessee with respect to similar properties owned by Lessee;

                 (o) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and Environmental
         Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect;

                 (p) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, all utility services and facilities necessary for the construction and operation of the Improvements and the installation and operation of the Equipment regarding each Property (including without limitation gas, electrical, water and sewage services and facilities) are available at the applicable Land or will be constructed prior to the Completion Date for such Property;

                 (q) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, acquisition, installation and testing of the Equipment (if any) and construction of the Improvements (if any) to such date shall have been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications;

                 (r)      (i)     The Security Documents create, as security
                 for the Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. Upon recordation of the Mortgage Instrument in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Mortgage Instrument in the real property described therein shall be a perfected first priority mortgage Lien on such real property (or, in the case of a Ground Lease, the leasehold estate under such Ground Lease) in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the applicable Approved States or elsewhere identified by the Construction Agent or the Lessee, upon filing of the Lender Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests in such personal property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements;

                          (ii) The Lease Agreement creates, as security for the obligations of the Lessee under the Lease Agreement, valid and enforceable security interests in, and Liens on, each Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. Upon recordation of the memorandum of the Lease Agreement and the memorandum of a Ground Lease (or, in either case, a short form lease) in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Lease Agreement in the real property described therein shall be a perfected first priority mortgage Lien on such real property (or, in the case of a Ground Lease, the leasehold estate under such Ground Lease) in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of any Property comprised of personal property can be perfected by the filing in the filing offices in the applicable Approved State or elsewhere identified by the Construction Agent or the Lessee upon filing of the Lessor Financing Statements in such filing offices, a security interest created by the Lease Agreement shall be perfected first priority security interests in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements;

                 (s) The Plans and Specifications for each Property will be prepared prior to the commencement of construction in accordance with all applicable Legal Requirements (including without limitation all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect. Upon completion of the Improvements for each Property in accordance with the applicable Plans and Specifications, such Improvements will be within any building restriction lines and will not encroach in any manner onto any adjoining land (except as permitted by express written easements, which have been approved by the Agent);

                 (t) As of the Rent Commencement Date only, each Property shall be improved in accordance with the applicable Plans and Specifications in a good and workmanlike manner and shall be operational;

                 (u) As of the Initial Closing Date, each Domestic Subsidiary (formed prior to or on such date) shall have executed this Agreement in its capacity as a Guarantor;

                 (v) As of each Property Closing Date only, each Property has been acquired or ground leased pursuant to a Ground Lease at a price that is not in excess of fair market value or fair market rental value, as the case may be;

                 (w) Each Credit Party has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers of each Credit Party and the Subsidiaries of each Credit Party) that could be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, each Credit Party believes that all computer applications (including those of suppliers, vendors and customers of each Credit Party and the Subsidiaries of each Credit Party) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so shall not have and could not reasonably be expected to have a Material Adverse Effect.


                             SECTION 6B.  GUARANTY

         6B.1.   GUARANTY OF PAYMENT AND PERFORMANCE.

         Subject to Section 6B.7, the Guarantor hereby, jointly and severally, unconditionally guarantees to each Financing Party the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such is otherwise to be performed. This Section 6B is a guaranty of payment and performance and not of collection and is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising. All rights granted to the Financing Parties under this Section 6B shall be subject to the provisions of
Section 8.2(h) and 8.6.

         6B.2.   OBLIGATIONS UNCONDITIONAL.

         The Guarantor agrees that its obligations hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this Section 6B.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that this Section 6B may be enforced by the Financing Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes, the Certificates or any other of the Operative Agreements or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and each Guarantor hereby waives the right to require the Financing Parties to proceed against the Construction Agent, the Lessee, the Borrower or any other Person (including without limitation a co-guarantor) or to require the Financing Parties to pursue any other remedy or enforce any other right. The Guarantor further agrees that it hereby waives any and all right of subrogation, indemnity, reimbursement or contribution against the Lessee, the Construction Agent, the Borrower or any other guarantor of the Guaranteed Obligations for amounts paid under this Section 6B until such time as the Loans, Holder Advances, accrued but unpaid interest, accrued but unpaid Holder Yield and all other amounts owing under the

Operative Agreements have been paid in full. Without limiting the generality of the waiver provisions of this Section 6B, the Guarantor hereby waives any rights to require the Financing Parties to proceed against the Construction Agent, the Lessee, the Borrower or any co-guarantor or to require Lessor to pursue any other remedy or enforce any other right, including without limitation, any and all rights under N.C. Gen. Stat. Section 26-7 through 26-9. The Guarantor further agrees that nothing contained herein shall prevent the Financing Parties from suing on any Operative Agreement or foreclosing any security interest in or Lien on any collateral, if any, securing the Guaranteed Obligations or from exercising any other rights available to it under any Operative Agreement, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of the Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances; provided that any amounts due under this Section 6B which are paid to or for the benefit of any Financing Party shall reduce the Guaranteed Obligations by a corresponding amount (unless required to be rescinded at a later date). Neither the Guarantor's obligations under this
Section 6B nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Construction Agent or the Lessee or by reason of the bankruptcy or insolvency of the Construction Agent, the Lessee or the Borrower. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Financing Party upon this Section 6B or acceptance of this Section 6B. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this
Section 6B. All dealings between the Construction Agent, the Lessee, the Borrower and the Guarantor, on the one hand, and the Financing Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Section 6B.

         6B.3.   MODIFICATIONS.

         The Guarantor agrees that (a) all or any part of the security now or hereafter held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) no Financing Party shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Construction Agent, the Lessee, the Borrower and any other party liable for payment under the Operative Agreements may be granted indulgences generally; (e) any of the provisions of the Notes, the Certificates or any of the other Operative Agreements may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Construction Agent, the Lessee, the Borrower or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by the Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         6B.4.   WAIVER OF RIGHTS.

         The Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Section 6B by any Financing Party and of all extensions of credit or other Advances to the Construction Agent and the Lessee by the Lenders pursuant to the terms of the Operative Agreements; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default with respect to the Guaranteed Obligations or with respect to any security therefor;
(d) notice of any Financing Party obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Guaranteed Obligations, or any Financing Party's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which the Guarantor might otherwise be entitled. Notwithstanding anything to the contrary herein,
(i) the Guarantor's payments hereunder shall be due five (5) Business Days after written demand by the Agent for such payment (unless the Guaranteed Obligations are automatically accelerated pursuant to the applicable provisions of the Operative Agreements in which case the Guarantor's payments shall be automatically due) and (ii) any modification of the Operative Agreements which has the effect of increasing the Guaranteed Obligations shall not be enforceable against the Guarantor unless the Guarantor executes the document evidencing such modification or otherwise reaffirms its guaranty in writing in connection with such modification.

         6B.5.   REINSTATEMENT.

         The obligations of the Guarantor under this Section 6B shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify each Financing Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any Financing Party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         6B.6.   REMEDIES.

         The Guarantor agrees that, as between the Guarantor, on the one hand, and each Financing Party, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in the applicable provisions of the Operative Agreements (and shall be deemed to have become automatically due and payable in the circumstances provided therein) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor in accordance with the applicable provisions of the Operative Agreements.

         6B.7.   LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein or in any of the other Operative Agreements, to the extent the obligations of the Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including without limitation because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including without limitation the Bankruptcy Code).

         Subject to Section 6B.5, upon the satisfaction of the Guaranteed Obligations in full, regardless of the source of payment, the Guarantor's obligations hereunder shall be deemed satisfied, discharged and terminated other than indemnifications set forth herein that expressly survive.

         6B.8.   PAYMENT OF AMOUNTS TO THE AGENT.

         Each Financing Party hereby instructs the Guarantor, and the Guarantor hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof.



                    SECTION 7. PAYMENT OF CERTAIN EXPENSES.

         7.1.    TRANSACTION EXPENSES.

                 (a) The Lessor agrees on the Initial Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the Initial Closing Date, including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial

         Closing Date, the initial fees and expenses of the Owner Trustee due and payable on such Initial Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with such Initial Closing Date; provided, however, the Lessor shall pay such amounts described in this Section 7.1(a) only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment and without regard to whether such amounts are referenced in any Requisition. On the Initial Closing Date after delivery and receipt of the Requisition referenced in Section 4.2(a) hereof (if required) and satisfaction of the other conditions precedent for such date, the Holders shall make Holder Advances and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this
         Section 7.1(a).

                 (b) Assuming no Default or Event of Default shall have occurred and be continuing and only for the period prior to the Rent Commencement Date, the Lessor agrees on each Property Closing Date, on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all Transaction Expenses including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance or such Completion Date, all amounts described in Section 7.1(a) of this Agreement which have not been previously paid, the annual fees and reasonable out-of-pocket expenses of the Owner Trustee, all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4 and/or 5.5 (including without limitation any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Advance or such Completion Date including without limitation all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents and during the Commitment Period, all fees, expenses and costs referenced in Sections 7.3(a), 7.3(b), 7.3(d) and 7.4; provided, however, the Lessor shall pay such amounts described in this Section 7.1(b) only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment and without regard to whether such amounts are referenced in any Requisition. On each Property Closing Date, on the date of any Construction Advance or any Completion Date, after delivery of the applicable Requisition (if required) and satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Advance and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 7.1(b).

                 (c) All fees payable pursuant to the Operative Agreements shall be calculated on the basis of a year of three hundred sixty five
         (365) days for the actual days elapsed.

         7.2.    BROKERS' FEES.

         The parties hereto acknowledge that there are no brokers' fees payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

         7.3.    CERTAIN FEES AND EXPENSES.

         The Lessee agrees to pay or cause to be paid (a) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any co-trustees (including without limitation reasonable counsel fees and expenses) or any successor owner trustee and/or co-trustee, for acting as the owner trustee under the Trust Agreement, (b) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in entering into any Lease Supplement and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by any Credit Party, the Agent, the Lenders, the Holders or the Lessor, (c) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Construction Agent, the Lessee or any third party and (d) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished.

         7.4.    ADMINISTRATIVE FEE.

         The Lessee shall pay or cause to be paid an administrative fee to the Agent (for its individual account) on the terms and conditions set forth in the engagement letter dated November 13, 1998 addressed to Mr. David W. Faeder, President and Chief Financial Officer, Sunrise Assisted Living, Inc., 9401 Lee Highway, Suite 300, Fairfax, VA 22031 from Douglas E. Neal, Managing Director of NationsBanc Montgomery Securities LLC and Leslie M. Zuga, Senior Vice President of NationsBank, N.A.

                  SECTION 8.  OTHER COVENANTS AND AGREEMENTS.

         8.1.    COOPERATION WITH THE CONSTRUCTION AGENT OR THE LESSEE.

         The Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent shall, at the expense of and to the extent reasonably requested by the Construction Agent or the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent in their reasonable discretion), cooperate with the Construction Agent or the Lessee in connection with the Construction Agent or the Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

         8.2.    COVENANTS OF THE OWNER TRUSTEE AND THE HOLDERS.

         Each of the Owner Trustee and the Holders hereby agrees that so long as this Agreement is in effect:

                 (a) Neither the Owner Trustee (in its trust capacity or in its individual capacity) nor any Holder will create or permit to exist at any time, and each of them will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; provided, however, that the Owner Trustee and the Holders shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

                 (b) Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to the requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as the Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Owner Trustee and the Holders hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

                 (c) The Owner Trustee or any successor may resign or be removed by the Holders as the Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee (so long as there shall be no Lease Event of Default that shall have occurred and be continuing), which consent shall not be unreasonably withheld or delayed;

                 (d) The Owner Trustee, in its capacity as the Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity or enter into any contracts or agreements, other than pursuant to or under the Operative Agreements;

                 (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

                 (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

                 (g) The Owner Trustee shall give prompt notice to the Lessee, the Holders and the Agent if the Owner Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name; and

                 (h) The Owner Trustee shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to any Property in each case as directed in writing by the Agent (until such time as the Loans are paid in full, and then by the Majority Holders) or, in connection with Sections 8.5 and 9.2 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (h) the Owner Trustee, the Agent, the Lenders and the Holders each acknowledge, covenant and agree that neither the Owner Trustee nor the Agent shall act or refrain from acting, regarding each Unanimous Vote Matter, until such party has received the approval of each Lender and each Holder affected by such matter.


         8.3.    CREDIT PARTY COVENANTS, CONSENT AND ACKNOWLEDGMENT.

                 (a) Each Credit Party acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. Each Credit Party hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each Credit Party shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

                 (b) The Lessor hereby instructs each Credit Party, and each Credit Party hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section
         8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and (iii) each Credit Party shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also be delivered at the same time to the Agent.

                 (c) No Credit Party shall consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement except in accordance with Section 12.4 of this Agreement.

                 (d) Each Credit Party hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee and guaranteed by the other Credit Parties. Without limitation, such obligations of the Credit Parties shall include without limitation arrangement fees, administrative fees, unused fees, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

                 (e) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting any Property as requested by the Agent from time to time
         (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, the Trust Company, any Lender and/or any Holder and (ii) after the occurrence of an Event of Default.

                 (f) The Lessee hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee. Without limitation, such obligations of the Lessee shall include the Supplement Rent obligations pursuant to
         Section 3.3 of the Lease, arrangement fees, administrative fees, participation fees, commitment fees, unused fees, prepayment penalties, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

                 (g) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of a Property or any component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the same available to the Agent (on behalf of the Lessor).

                 (h) The Lessee hereby covenants and agrees that, respecting each Property, Non-Integral Equipment financed under the Operative Agreements may constitute up to, but shall not exceed, ten percent (10%) of the aggregate Advances extended at or prior to such time with respect to such Property.

                 (i)      [RESERVED].

                 (j) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 9401 Lee Highway, Suite 300, Fairfax, Virginia or if it shall change its name.

                 (k) Unless the Agent otherwise agrees in writing, the Lessee hereby covenants and agrees that the aggregate Property Cost of Non-Integral Equipment purchased for any reason by the Lessee prior to the Expiration Date shall not exceed ten percent (10%) of the aggregate Property Cost for all Properties funded during the Commitment Period.

                 (l)      [RESERVED]

                 (m) The Lessee hereby covenants and agrees that the rights of the Lessee under this Agreement and the Lease shall not impair or in any way diminish the obligations of the Construction Agent and/or the rights of the Lessor under the Agency Agreement.

                 (n)      [RESERVED].

                 (o) Each Credit Party shall promptly notify the Agent, or cause the Agent to be promptly notified, upon such Credit Party gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time.

                 (p) Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Commitments and the Holder Commitments terminated unless consent has been obtained from the Majority Secured Parties, each Credit Party will:

                          (i) preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to do so qualify would have a Material Adverse Effect;

                          (ii) pay and perform all obligations of the Credit Parties under the Operative Agreements and pay and perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (B) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that any Credit Party may contest any item described in this Section 8.3(p)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP;

                          (iii) to the extent failure to do so would have a Material Adverse Effect, observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business; keep in full force and effect all licenses, certifications or accreditations necessary for any Facility to carry on its business; and not permit the termination of any insurance reimbursement program available to any Facility; and


                          (iv) provided that the Agent, the Lenders and the Holders use reasonable efforts to minimize disruption to the business of the Credit Parties permit representatives of the Agent or any Lender or Holder, from time to time and upon reasonable notice to the Lessee, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

                 (q) Lessee shall perform any and all obligations of Lessor under, and cause Lessor to otherwise remain in full compliance with, the terms and provisions of each Ground Lease, if any.

                 (r) Promptly after obtaining any required architectural approvals by any business park or any other applicable entity with oversight responsibility for the applicable Improvements, the Construction Agent shall deliver to the Agent copies of the same.

                 (s) Each Credit Party will promptly notify the Agent in the event such Credit Party discovers or determines that any computer application (including those of any supplier, vendor or customer of such Credit Party or any Subsidiary of such Credit Party) that is material to such Credit Party's or any of its Subsidiaries' business and operations will not be Year 2000 Compliant, except to the extent that such failure shall not have and could not reasonably be expected to have a Material Adverse Effect.

                 (t)      SALI and the Lessee will provide to the Agent and the
         Lenders:

                          (i) within 45 days after the end of each fiscal month, consolidating operating statements for each of the Properties and each of the Residual Payment Collateral properties, including an income and expense statement and an occupancy report, with comparative information against budget, in form and detail satisfactory to the Agent;

                          (ii) within 45 days after the end of each fiscal quarter, consolidated operating statements for the Properties and the Residual Payment Collateral properties, respectively, including a balance sheet, an income and expense statement and an occupancy report, with comparative information against budget, in form and detail satisfactory to the Agent; and

                          (iii) within 30 days after the end of each fiscal year, an operating budget for the Properties and the Residual Payment Collateral properties, respectively, including an income and expense statement and an occupancy report, in form and detail satisfactory to the Agent.

                 (u) Each Credit Party covenants and agrees that it will either (i) cause Completion with respect to the Charlotte Property to occur on or before March 1, 1999, or (ii) cause SALI or any of its Affiliates to purchase the Charlotte Property for the amount set forth on Exhibit M on or before March 1, 1999.

                 (v) The Lessee will deliver to the Agent on or before March 31, 1999 an Appraisal for the Residual Payment Collateral located in Bluebell, Pa. (plus any other Residual Payment Collateral approved by the Lenders subsequent to the Initial Closing Date) showing an appraised value for such property or properties of at least $15,000,000.

                 (w) If any Credit Party enters into a Management Agreement pursuant to which a Credit Party is obligated to pay a management fee with respect to any of the Properties, such obligation of the Credit Party to pay such management fee shall be subordinated to the obligations of such Credit Party under the Operative Agreements.

         8.3B    ADDITIONAL COVENANTS OF SALI.

                 8.3B.1   SALI hereby covenants and agrees as follows:

                 8.3B.1.1         EXISTENCE.

         Without limiting the provisions of Section 8.3(p)(i) which shall apply with equal effect, SALI shall maintain its existence in good standing in the jurisdiction in which it is organized and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of SALI to perform the obligations under the Basic Documents, on the conduct of SALI's operations, on SALI's financial condition, or on the value of, or the ability of the Lenders to realize upon, the Collateral.

                 8.3B.1.2         FURTHER ASSURANCES.

         SALI will make, execute, acknowledge and deliver all and every such further acts and assurances as the Lenders shall from time to time require for confirming or carrying out the intentions or facilitating the performance of the terms of this Agreement.

                 8.3B.1.3         FINANCIAL RECORDS - INSPECTION.

         SALI will (a) maintain or cause to be maintained full, complete, accurate and adequate records and books of account in accordance with generally accepted accounting principles consistently applied; (b) permit the Agent, the

Lenders, the Holders and their duly authorized agents, attorneys and accountants to inspect, examine, and copy its records and books of account at all reasonable times; (c) (i) as soon as available, but in no event more than one hundred twenty (120) days after the close of SALI's fiscal years, provide the Agent, the Lenders and the Holders with copies of (1) SALI's consolidated financial statements for the year in question, in form and detail satisfactory to the Agent, prepared in accordance with generally accepted accounting principles, consistently applied, and audited by an independent certified public accountant satisfactory to the Agent, which financial statements shall include a balance sheet as of the end of such fiscal year, (2) the related statements of operations and retained earnings and cash statements for such fiscal year in a format acceptable to the Agent, and (3) an unqualified letter or opinion of the independent accountant; (ii) as soon as available, but in no event more than forty-five (45) days after the end of SALI's fiscal quarters, provide the Agent with copies of internally prepared consolidated and consolidating financial statements of SALI on a year-to-date basis and as of the close of such period and income and expense statements for SALI for such period, each certified as to accuracy by the chief financial officer of SALI; and (iii) as soon as available but in no event more than thirty (30) days after the date of filing, provide the Agent with copies of the federal and state income tax returns for SALI for the year in question as well as any requests for extensions, schedules and exhibits filed in connection therewith; (d) SALI shall provide to the Agent copies of each 10K or 10Q reports as soon as possible, but in no event more than thirty (30) days after filing such report with the Securities and Exchange Commission; (e) promptly deliver to the Agent such other information with respect to the financial statements of SALI as the Lenders and Holders may from time to time require; and (f) all required financial statements shall be accompanied by a certificate of compliance with the financial covenants set forth in this Agreement (and shall include SALI's computation of such covenants) signed by SALI's Chief Financial Officer and a representation whether or not there has occurred a Default or Event of Default under the Basic Documents and, if so, stating the facts with respect thereto. All financial statements will include the following certification:

                          "The undersigned as __________________ of
                 ___________________ certifies that the financial information contained in the financial statements dated ________________, is true and complete as of this date. This statement is provided to NationsBank, N.A., as agent for the Lenders (in such capacity, the "Agent"), set forth in the Participation Agreement dated December 2, 1998 as amended, restated or substituted from time to time for the purpose of obtaining credit or in fulfillment of the terms and conditions of credit already provided. Accordingly, it is intended that the Agent and the Lenders (as referenced and defined in the Participation Agreement) may rely on this information".

                 8.3B.1.4         ESTOPPEL CERTIFICATES.

         Within ten (10) days following any request of the Agent so to do, SALI will furnish the Agent and such other persons as the Agent may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Agreement.

                 8.3B.2           FINANCIAL COVENANTS.

         SALI hereby covenants and agrees as follows:

                 (a) Minimum Tangible Net Worth. SALI shall maintain, on a consolidated basis with all Subsidiaries, at all times measured quarterly beginning with the quarter ending December 31, 1998, a minimum Tangible Net Worth of not less than the sum of a $171,514,850 plus 75% of SALI's net income (if positive) for each quarter ending after September 30, 1998 plus 85% of the net proceeds to SALI of any equity capital transaction received during such quarter.

                 (b) Minimum Liquidity. SALI shall maintain at all times, measured quarterly, on an individual basis (i.e. SALI only), Liquid Assets plus availability under all lines of credit of SALI and its Subsidiaries in an amount equal to $47,000,000. Upon reaching the Minimum Equity Value covenant in subsection (d) hereof, the Minimum Liquidity covenant will be the greater of $25,000,000 of Liquid Assets or 90 days of debt service on all of the SALI's direct and contingent liabilities.

                 (c) Funded Debt to EBITDAR. SALI shall maintain as of the end of each fiscal quarter (beginning with the fiscal quarter ending March 31, 2001) a ratio of Funded Debt as of such date to EBITDAR for SALI on a consolidated basis for the period of four consecutive fiscal quarters ending as of such date, of not more than:

                       March 31, 2001            5.0:1.0


                 (d) Minimum Equity Value. SALI shall achieve a minimum shareholder's equity (determined in accordance with GAAP) of $290 million by June 30, 1999. Once this equity value is achieved, this covenant shall no longer be applicable.

                 (e) Aggregate Adjusted EBITDAR to Debt Service for the Properties. Maintain as of the end of the fiscal quarters shown below a ratio (for all Properties in the aggregate) of Adjusted Properties EBITDAR for the period of four consecutive fiscal quarters then ended to Annual Properties Debt Service of not less than:

         Fiscal Quarter Ending
         ---------------------
         December 31, 1999                                                      1.0:1.0
         March 31, 2000                                                         1.2:1.0
         June 30, 2000 and each fiscal quarter thereafter                       1.35:1:0

                 (f) Minimum NOI for Residual Payment Collateral. The Residual Payment Collateral shall have a combined NOI of at least $1.1 million for the twelve month period ending on the last day of each fiscal quarter.

                 (g)      Minimum Occupancy for Residual Payment Collateral.
As of the end of each fiscal quarter, the Resident Occupancy Rate for each property comprising the Residual Payment Collateral shall be not less than 85%.

                 (h) Notification of Certain Events. Promptly notify the Agent upon obtaining knowledge of the occurrence of any of the following:

                          (i)     any Event of Default under the Basic
Documents;

                          (ii)    any event, development or circumstance
whereby the financial statements furnished under the Basic Documents fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of SALI or the Lessee;

                          (iii)   any judicial, administrative or arbitral
proceeding pending against SALI in any judicial or administrative proceeding known by SALI to have been threatened in a written communication against it which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective);

                          (iv)    (A)      the revocation, suspension,
probation, restriction, limitation or refusal to renew, or the pending, revocation, suspension, probation, restriction, limitation, or refusal to renew, of any License held by SALI, the Lessee, the Management Company, their Subsidiaries or affiliates, or (B) the decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew, or the pending, decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew any participation or eligibility in any third party payor program in which SALI, the Lessee, Management Company, their Subsidiaries or affiliates elects to participate which exceeds 10% of the gross revenue of a Facility, including, without limitation, Medicare, Medicaid, or private insurer, or any accreditation of SALI, the Lessee, the Management Company, their Subsidiaries or affiliates, or (C) of the issuance or pending issuance of any License for a period of less than twelve (12) months, as a consequence of sanctions imposed by any governmental issuance of any License for a period of less than twelve (12) months, as a consequence of sanctions imposed by any governmental authority, or (D) the assessment or pending assessment, of any civil or criminal penalties by any government authority, any third party payor or any accreditation organization or Person, if any, which could materially adversely affect the financial condition or operations of SALI, the Lessee, the Management Company, their Subsidiaries or affiliates; and

                          (v)     any other development in the business or
affairs of SALI or the Management Company which may be a Material Adverse Effect; and

                          (vi)    any actual contingent liability or a
potential contingent liability threatened or noticed in a written communication of SALI of $1,000,000 or more,

in each case described in (i) through (vi) above, such notification shall describe in detail satisfactory to the Agent the nature thereof and, in the case of notification under this clause (iii), the action SALI, the Lessee or the Management Company proposes to take with respect thereto or a statement that SALI, the Lessee or the Management Company intends to take no action and an explanation of the reasons for such inaction. In addition, SALI, the Lessee or the Management Company will furnish to the Agent immediately after receipt thereof copies of all administrative notices material to SALI's, the Lessee's, the Management Company's, their Subsidiaries' or affiliates' business and operations of any Facility and all responses by or on behalf of SALI, the Lessee, the Management Company, their Subsidiaries or affiliates with respect to such administrative notices.


                 8.3B.3   NEGATIVE COVENANTS.

         SALI hereby covenants and agrees that it will not:

                 (a) Mergers or Acquisitions. Enter into any merger or consolidation or amalgamation, wind up or dissolve itself (or suffer any liquidation or dissolution), or acquire all or substantially all of the assets of any person, firm, joint venture or corporation. The foregoing notwithstanding, SALI shall be permitted to enter into any merger, consolidation or acquisition pursuant to which SALI retains its corporate identity and Paul J. Klaassen or Teresa M. Klaassen remains the Chairman of the Board and Chief Executive Officer with responsibility for managing the businesses of SALI and such merger, consolidation or acquisition does not result in either a Material Adverse Effect or a breach of any covenant under any of the Basic Documents.

                 (b) Sale of Assets. Sell, lease or otherwise dispose of any substantial portion of its assets (except for customary political and charitable contributions and assets disposed of in the ordinary course of business) unless such disposition is in exchange for not less than fair market value and does not result in either a Material Adverse Effect or a breach of any covenant under any of the Basic Documents.

                 (c) Subsidiaries. Except for the purpose of acquiring real property to construct an assisted living facility or acquiring an existing assisted living facility, create or otherwise acquire any subsidiaries if such creation or acquisition will result in a Material Adverse Effect.

                 (d) Additional Stock and Transfers of Stock. SALI may issue or grant options or rights to purchase its capital stock and there shall be no limitations on the right of shareholders of SALI to pledge, assign, transfer or encumber any of their stock in SALI provided, (1) SALI is an entity whose common equity is registered under an applicable Federal Securities Act and is traded on a National Securities Exchange or NASDAQ national market, and
(2) either Paul J. Klaassen or Teresa M. Klaassen is the Chief Executive Officer and Chairman of the Board with responsibility for managing the businesses of SALI; and provided, that, SALI shall provide written notice to the Agent of transfer of stock in SALI under such circumstances and in such manner as SALI is required to give notice thereof to the Securities Exchange Commission.

                 (e) ERISA Compliance. (A) Restate or amend any Plan established and maintained by SALI or any Commonly Controlled Entity and subject to the requirements of ERISA, in a manner designed to disqualify such Plan and its related trusts under the applicable requirements of the Code; (B) permit any Commonly Controlled Entity to take any action or fail to take any action which causes a termination of any Plan in a manner which could result in the imposition of a lien on the property of SALI or any Commonly Controlled Entity pursuant to Section 4068 of ERISA; (F) fail to notify the Agent that notice has been received of a "termination" (as defined in ERISA) of any Multiemployer Plan to which SALI or any Commonly Controlled Entity has an obligation to contribute; (G) incur or permit any Commonly Controlled Entity to incur a "complete withdrawal" or "partial withdrawal" (as defined in ERISA) from any Multiemployer Plan to which SALI or any Commonly Controlled Entity has an obligation to contribute; or (H) fail to notify the Agent that notice has been received from the administrator of any Multiemployer Plan to which SALI or administrator of any Multiemployer Plan to which SALI or any Commonly Controlled Entity has an obligation to contribute that any such Plan will be placed in "reorganization" (as defined in ERISA).

                 (f) Amendments; Termination. Without the prior written consent of the Agent, the Lenders and the Holder, SALI will not, nor will it permit any Subsidiary or affiliate to, amend or terminate or agree to amend or terminate any License, Reimbursement-Participation Agreement or any Management Agreement, relating to any of the Properties, except for amendments or modifications making allowances in the ordinary course of business and which are not, in the aggregate, materially adverse to SALI or the Lessee, directly or indirectly, or the Lenders and Holders

         8.4.    SHARING OF CERTAIN PAYMENTS.

         Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by any Credit Party to the Lessor under the Lease or any of the other Operative Agreements shall be made by such Credit Party directly to the Agent as more particularly provided in Section 8.3 hereof. The Lessor, the Holders, the Agent, the Lenders and the Credit Parties acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 8.7 of this Agreement.

         8.5.    GRANT OF EASEMENTS, ETC.

         The Agent, the Lenders and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Owner Trustee shall, from time to time at the request of the Lessee (and with the prior consent of the Agent), in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of any Property, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

         8.6. APPOINTMENT BY THE AGENT, THE LENDERS, THE HOLDERS AND THE OWNER TRUSTEE.

         The Holders hereby appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount. The Lenders and the Holders acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Majority Secured Parties or, pursuant to Sections 8.2(h) and 12.4, all of the Lenders and the Holders, as the case may be; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Owner Trustee (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Owner Trustee and (subject to Sections 8.5 and 9.2) to take such other action under the Operative Agreements on behalf of the Owner Trustee as the Agent shall determine in its reasonable discretion from time to time. The Agent hereby accepts such appointments. For purposes hereof, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if each Holder were a Lender thereunder. Outstanding Holder Advances and outstanding Loans shall each be taken into account for purposes of determining Majority Secured Parties. Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The parties hereto hereby agree to the provisions contained in this Section 8.6. Any appointment of a successor agent under Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 8.6.

         8.7.    COLLECTION AND ALLOCATION OF PAYMENTS AND OTHER AMOUNTS.

                 (a) Each Credit Party has agreed pursuant to Section 5.8 and otherwise in accordance with the terms of this Agreement to pay to
         (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this
         Section 8.7, such amounts received from any Credit Party and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Holders or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Ratable distributions among the Lenders and the Holders under this Section 8.7 shall be made based on (in the case of the Lenders) the ratio of the outstanding Loans to the aggregate Property Cost and (in the case of the Holders) the ratio of the outstanding Holder Advances to the aggregate Property Cost. Ratable distributions among the Tranche A Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche A Lender's Commitment for Tranche A Loans to the aggregate of all the Tranche A Lenders' Commitments for Tranche A Loans. Ratable distributions among the Tranche B Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche B Lender's Commitment for Tranche B Loans to the aggregate of all the Tranche B Lenders' Commitments for Tranche B Loans. Ratable distributions among the Lenders (in situations where the Tranche A Lenders are not differentiated from the Tranche B Lenders) shall be made based on the ratio of the individual Lender's Commitment to the aggregate of all the Lenders' Commitments. Ratable distributions among the Holders under this Section 8.7 shall be based on the ratio of the individual Holder's Holder Commitment to the aggregate of all the Holders' Holder Commitments.

                 (b) Payments and other amounts received by the Agent from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows (subject in all cases to Section 8.7(c)):

                          (i) Any such payment or amount identified as or deemed to be Basic Rent shall be applied and allocated by the Agent first, ratably to the Lenders and the Holders for application and allocation to the payment of interest on the Loans and thereafter the principal of the Loans which is due and payable on such date and to the payment of accrued Holder Yield with respect to the Holder Advances and thereafter the portion of the Holder Advances which is due on such date; and second, if no Default or Event of Default is in effect, any excess shall be paid to such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default is in effect, such excess (if any) shall instead be held by the Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be in effect (in which case such payments or returns shall then be made to such other Person or Persons as the Lessee may designate) and (II) the Maturity Date or the Expiration Date, as the case may be (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv).

                          (ii) If on any date the Agent or the Lessor shall receive any amount in respect of (A) any Casualty or Condemnation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B) the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or
                 (C) the Termination Value in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease, or (D) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, to prepay the principal balance of the Loans and the Holder Advances, on a pro rata basis, a portion of such amount to be distributed to the Lenders and the Holders or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 8.7(b)(ii)(A) through 8.7(b)(ii)(D) in accordance with Section 8.7(b)(iii) hereof.

                          (iii) An amount equal to any payment identified as proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Properties or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the execution of remedies set forth in the Lease and any payment in respect of excess wear and tear pursuant to
                 Section 22.3 of the Lease (whether such payment relates to a period before or after the Construction Period Termination
                 Date) shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, second, ratably to the payment to the Holders of the outstanding principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, third, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph (iii), ratably to the payment of the principal and interest of the Tranche A Loans then outstanding, fourth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche B Loans, fifth, to any and all other amounts owing under the Operative Agreements to the Holders, sixth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche A Loans, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Owner Trustee for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Holders shall determine; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Holder Advances, the proceeds shall be applied and allocated ratably to the Lenders and to the Holders.

                          (iv) An amount equal to (A) any such payment identified as a payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Properties and (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) above (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Properties) and (C) any other amount payable by any Guarantor pursuant to Section 6B shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding, second, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding, third, ratably to the payment of the principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, fourth, to the payment of any other amounts owing to the Lenders hereunder or under any of the other Operative Agreement, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Owner Trustee for application and allocation to Holder Advances and Holder Yield and any other amounts owing to the Holders or the Owner Trustee as the Holders shall determine.

                          (v)     An amount equal to any such payment
                 identified as Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this
                 Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).

                          (vi) The Agent in its reasonable judgment shall identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

                 (c) Upon the payment in full of the Loans, the Holder Advances and all other amounts then due and owing by the Owner Trustee hereunder or under any Credit Document and the payment in full of all other amounts then due and owing to the Lenders, the Holders, the Agent, the Owner Trustee and the other Financing Parties pursuant to the Operative Agreements, any moneys remaining with the Agent shall be returned to the Lessee. In the event of an Acceleration it is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above or any distribution of money to the Lessee, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

         8.8.    RELEASE OF PROPERTIES, ETC.

         If the Lessee shall at any time purchase any Property pursuant to the Lease, or the Construction Agent shall purchase any Property pursuant to the Agency Agreement, or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Owner Trustee of its obligation to prepay the Loans, Holder Advances and all other amounts owing to the Lenders and the Holders under the Operative Agreements, the Agent is hereby authorized and directed to release such Properties from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Commitments and the Holder Commitments and the payment in full of the Loans, the Holder Advances and all other amounts owing by the Owner Trustee and the Lessee hereunder or under any other Operative Agreement the Agent is hereby authorized and directed to release all of the Properties from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Owner Trustee following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Owner Trustee and the Lessee such documents as the Owner Trustee or the Lessee shall reasonably request to evidence such release.

         8.9     RELEASE OF RESIDUAL PAYMENT COLLATERAL.

         The Residual Payment Collateral will be promptly released, at the request and expense of SALI, at any time after the ratio of Adjusted EBITDAR for the Properties to Annual Properties Debt Service shall be equal to or greater than 1.50:1.0 as of the end of at least two (2) consecutive fiscal quarters, provided that no Default or Event of Default shall then exist and be continuing. The Agent is specifically authorized and directed by the Lenders and the Holders to take such action as is necessary or appropriate to give effect to such release.



               SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.

         9.1.    THE CONSTRUCTION AGENT'S AND THE LESSEE'S CREDIT AGREEMENT
                 RIGHTS.

         Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Construction Agent, the Credit Parties and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

                 (a) the right to designate an account to which amounts funded under the Operative Agreements shall be credited pursuant to
         Section 2.3(a) of the Credit Agreement;

                 (b) the right to terminate or reduce the Commitments pursuant to Section 2.5(a) of the Credit Agreement;

                 (c) the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement;

                 (d) the right to receive any notice and any certificate, in each case issued pursuant to Section 2.11(a) of the Credit Agreement;

                 (e) the right to replace any Lender pursuant to Section 2.11(b) of the Credit Agreement;

                 (f)      the right to approve any successor agent pursuant to
         Section 7.9 of the Credit Agreement; and

                 (g) the right to consent to any assignment by a Lender to which the Lessor has the right to consent pursuant to Section 9.8 of the Credit Agreement.

         9.2.    THE CONSTRUCTION AGENT'S AND THE LESSEE'S TRUST AGREEMENT
                 RIGHTS.

         Notwithstanding anything to the contrary contained in the Trust Agreement, the Credit Parties, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

                 (a) the right to exercise the conversion and continuation options pursuant to Section 3.8 of the Trust Agreement;

                 (b) the right to receive any notice and any certificate, in each case issued pursuant to Section 3.9(a) of the Trust Agreement;

                 (c) the right to replace any Holder pursuant to Section 3.9(b) of the Trust Agreement;

                 (d) the right to exercise the removal options contained in Section 9.1 of the Trust Agreement; provided, however, that no removal of the Owner Trustee and appointment of a successor Owner Trustee by the Holders pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.

                       SECTION 10.  TRANSFER OF INTEREST.

         10.1.   RESTRICTIONS ON TRANSFER.

         Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements to an Eligible Assignee in accordance with Sections 9.7 and 9.8 of the Credit Agreement; provided, each participant, assignee or transferee must obtain the same ratable interest in Tranche A Loans, Tranche A Commitments, Tranche B Loans, Tranche B Commitments (and to the extent the selling Lender is also a Holder (or an Affiliate of a Holder), each such participant, assignor or transferee must also obtain the same ratable interest in and to the Holder Advances, Holder Commitments and the Trust Estate); provided further, that each Lender that participates, assigns or transfers all or a portion of its interest hereunder and under the other Operative Agreements shall deliver to the Agent a copy of each Assignment and Acceptance (as referenced in Section 9.8 of the Credit Agreement) for purposes of maintaining the Register and notice of such assignment to the Lessee. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement to an Eligible Assignee and in accordance with the terms of Section 11.8(b) of the Trust Agreement; provided, to the extent the selling Holder is also a Lender (or an Affiliate of a Lender), each such assignee, receiver of a conveyance or other transferee must also obtain the same ratable interest in and to the Tranche A Loans, Tranche A Commitments, Tranche B Loans and Tranche B Commitments. The Owner Trustee may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents but only with the prior written consent of the Agent (which consent may be withheld by the Agent in its sole discretion) and (provided, no Default or Event of Default has occurred and is continuing) with the consent of the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with the terms and conditions of the Lease. No Credit Party may assign any of the Operative Agreements or any of their respective rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor.

         10.2.   EFFECT OF TRANSFER.

         From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Owner Trustee, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Holder or the Lender, as the case may be, and shall be deemed an "Owner Trustee", "Holder", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.


                         SECTION 11.  INDEMNIFICATION.

         11.1.   GENERAL INDEMNITY.

         Subject to and limited by in all respects the provisions of Sections
11.6 through 11.8 and whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction, as opposed to gross negligence or willful misconduct imputed to such Indemnified Person) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of
(a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, occupancy, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to the Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort; and (h) any fees, expenses and/or other assessments by any business park or any other applicable entity with oversight responsibility for the applicable Property.

         If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes in all respects the Indemnity Provider from contesting such Claim.

         If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

         The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 11.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

         Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and, if the Indemnified Person has informed the Indemnity Provider that it intends to contest such Claim (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 11.1) exceeds $25,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified

Person), (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.

         11.2.   GENERAL TAX INDEMNITY.

                 (a) Subject to and limited by in all respects the provisions of Sections 11.6 through 11.8, the Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

                 (b) Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by Section 11.2(a) (collectively, the "Excluded Taxes"):

                          (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) by the United States federal government that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                          (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided that such Taxes shall not be excluded under this subparagraph (ii) to the extent such Taxes would have been imposed had the location, possession or use of any Property in, the location or the operation of the Lessee in, or the Lessee's making payments under the Operative Agreements from, the jurisdiction imposing such Taxes been the sole connection between such Indemnified Person and the jurisdiction imposing such Taxes; provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                          (iii) any Tax to the extent it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

                          (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;

                 (c)      (i)     Subject to the terms of Section 11.2(f), the
                 Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                          (ii) In the case of Impositions for which no contest is conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f).

                          (iii) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

                 (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each Property and any other tax returns required for the Owner Trustee respecting the transactions described in the Operative Agreements. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return)
         (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

                 (e) As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection (a)) against, any obligation by a Financing Party to pay any Lender Tax with respect to amounts payable to a Financing Party under any of the Operative Agreements.
         To the extent that any payment owing under any Operative Agreement shall be subject to any Lender Tax, such payment be accompanied by an additional payment by the Indemnity Provider of such amount as may be necessary so that the net amount received by each Financing Party (after deducting all applicable Taxes) is the same as such Financing Party would have received had such payment not been subject to such Lender Tax. Upon any payment of Lender Tax by the Indemnity Provider, the Indemnity Provider, the Indemnity Provider shall promptly (and in any event within 30 days) furnish to the Agent and applicable Financing Party such tax receipts, certificates an other evidence of such payment as the Indemnity Provider may have or the Agent or the applicable Financing Party may reasonably request.

                 (f) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person and can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person.



         11.3.   INCREASED COSTS, ILLEGALITY, ETC.

                 (a) In the event that the Agent determines (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the London interbank market, quotations of the Eurodollar Rate are not being provided in the relevant amounts or for the relevant maturities for the purpose of determining a Eurodollar Rate for any portion of the Loans or Holder Advances, the Agent will give notice of such determination to the Lessee and each Financing Party at least one day prior to the date of an advance or any subsequent Interest Period for a Loan or Holder Advance. If any such notice is given, no Financing Party shall have any obligation to make any advance or maintain any Loan or Holder Advance outstanding at a Eurodollar Rate. Until the earlier of the date any such notice has been withdrawn by the Agent or the date when the Financing Parties and the Lessee have mutually agreed upon an alternate method of determining the rates of interest payable on the Loans and Holder Advances, as the case may be, the Lessee shall not have the right to have additional advances or maintain any portion of Loans or Holder Advances at a Eurodollar Rate, whereupon the Financing Parties and the Lessee shall mutually agree upon an alternate method of determining the rates of interest payable on the Loans and the Holder Advances or such Financing Party's portion of the principal outstanding under all the Loans and Holder Advances shall be immediately due and payable.

                 (b) Notwithstanding any other provision of the Operative Agreements to the contrary, in the event that it shall become unlawful for any Financing Party to obtain funds in the London interbank market or for such Financing Party to maintain a Loan or Holder Advance at the Eurodollar Rate, then, by written notice to the Lessee and to the Agent, such Financing Party may declare that advances will not thereafter be made or the existing Loans or Holder Advances thereafter maintained by such Financing Party hereunder at the Eurodollar Rate, whereupon the Financing Parties and the Lessee shall mutually agree upon an alternate method of determining the rates of interest payable on the Loans and the Holder Advances or such Financing Party's portion of the principal outstanding under the Loans and the Holder Advances shall be immediately due and payable.

                 (c)      (i)     If any event shall occur (whether in the form
                 of a reserve requirement (not included in the definition of the Eurodollar Rate), exchange control regulations, governmental charges, compliance with any guideline or request from any central bank or other Governmental Authority, changes in the London interbank market or the position of any Financing Party in such market or otherwise) and the result of any such event is, in such Financing Party's reasonable judgment, to increase the costs which such Financing Party determines are attributable to its making or maintaining any Loan or Holder Advance at the Eurodollar Rate, or its obligation to make available any Loan or Holder Advance at the Eurodollar Rate or to reduce the amount of any sum received or receivable by such Financing Party under the Operative Agreements, then, within ten (10) days after demand by such Financing Party, Lessee hereby agrees to pay to such Financing Party such additional amount or amounts as will compensate such Financing Party for such increased cost or reduction.

                          (ii) In addition to any amounts payable pursuant to Section 11.3(c)(i), if any Financing Party shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any central bank or other Governmental Authority, charged with the enforcement or interpretation or administration thereof, or compliance by such Financing Party (or any lending office of such Financing Party) or such Financing Party's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Financing Party's capital or on the capital of such Financing Party's holding company, if any, as a consequence of its making or maintaining Loans and/or Holder Advances or its incurring any obligations under the Operative Agreements to a level below that which such Financing Party or such Financing Party's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Financing Party's policies and the policies of such Financing Party's holding company with respect to capital adequacy) by an amount deemed by such Financing Party to be material, then, upon demand by such Financing Party, the Lessee hereby agrees to pay to such Financing Party from time to time such additional amount or amounts as will compensate such Financing Party or such Financing Party's holding company for any such reduction suffered.


                 (d) If any Financing Party shall seek payment of any amounts from Lessee pursuant to this Section 11.3, it shall notify the Lessee and the Agent of the amount payable by the Lessee to such Financing Party hereunder. A certificate of such Financing Party seeking payment, setting forth in reasonable detail the factual basis for and the computation of the amount specified, shall be conclusive and binding on all parties for all purposes, absent manifest error, as to the amounts owned. The Lessee's obligations under this Section shall survive the termination of the Operative Agreements and the repayment of the Obligations.



         11.4.   FUNDING/CONTRIBUTION INDEMNITY.

         Subject to the provisions of Section 2.11(a) of the Credit Agreement and 3.9(a) of the Trust Agreement, as the case may be, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default in connection with the drawing of funds for any Advance, (b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or
(c) the making of a voluntary or involuntary payment of Eurodollar Loans or Eurodollar Holder Advances, as the case may be, on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Holder Yield, as the case may be, which would have accrued on the amount so paid, or not so borrowed, accepted, converted or continued for the period from the date of such payment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Loan or Holder Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by (i) (in the case of the Lenders) reemploying such funds in loans of the same type and amount during the period from the date of payment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Holders) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

         11.5. EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.

         SUBJECT TO AND LIMITED BY IN ALL RESPECTS THE PROVISIONS OF SECTION
11.6 THROUGH 11.8 AND WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.

         11.6.   ADDITIONAL PROVISIONS REGARDING ENVIRONMENTAL INDEMNIFICATION.

         Each and every Indemnified Person shall at all times have the rights and benefits, and the Indemnity Provider shall have the obligations, in each case provided pursuant to the Operative Agreements with respect to environmental matters, violations of any Environmental Law, any Environmental Claim or other loss of or damage to any property or the environment relating to any Property, the Lease, the Agency Agreement or the Indemnity Provider (including without limitation the rights and benefits provided pursuant to Section 11.1(c).


         11.7.   ADDITIONAL PROVISIONS REGARDING INDEMNIFICATION.

         Notwithstanding the provisions of Sections 11.1, 11.2 and 11.5 (other than with respect to matters concerning environmental indemnification referenced in Section 11.6), (a) the Owner Trustee shall be the only beneficiary of the provisions set forth in Sections 11.1, 11.2 and 11.5 (again, subject to the immediately preceding parenthetical phrase) with respect to each Property during the Construction Period for such Property and (b) such limited rights of indemnification referenced in Section 11.7(a) (to the extent relating to third-party claims) shall be limited to third-party claims caused by or resulting from the Indemnity Provider's acts or omissions and/or all other Persons acting by, through or under the Indemnity Provider. After the Construction Period for a Property, each Indemnified Person shall be a beneficiary of the provisions set forth in Sections 11.1, 11.2 and 11.5.

         11.8. INDEMNIFICATIONS PROVIDED BY THE OWNER TRUSTEE IN FAVOR OF THE OTHER INDEMNIFIED PERSONS.

         To the extent the Indemnity Provider is not obligated to indemnify each Indemnified Person with respect to the various matters described in this
Section 11.8, the Owner Trustee shall provide such indemnities (but only to the extent amounts sufficient to pay such indemnity are funded by the Lenders and the Holders) in favor of each Indemnified Person in accordance with this
Section 11.8 and shall pay all such amounts owed with respect to this Section
11.8 with amounts advanced by the Lenders and the Holders (a) to the extent, but only to the extent, amounts are available therefor with respect to the Available Commitments and the Available Holder Commitments and (b) unless each Lender and each Holder has declined in writing to fund such amount. Notwithstanding any other provision in any other Operative Agreement to the contrary, all amounts so advanced shall be deemed added (ratably, based on the ratio of the Property Cost for each Property individually to the Aggregate Property Cost of all Properties at such time) to the Property Cost of all Properties then subject to the terms of the Operative Agreements.

         Whether or not any of the transactions contemplated hereby shall be consummated, the Owner Trustee hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction, as opposed to gross negligence or willful misconduct imputed to such Indemnified Person or breach of such Indemnified Person's obligations under this Agreement, the Lease or any other Operative Agreement) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of the matters set forth in Sections 11.1(a) through 11.1(h).

         The Owner Trustee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions. Notwithstanding anything to the contrary in this paragraph, the Excluded Taxes shall be excluded from the indemnity provisions afforded by this paragraph.

         THE INDEMNITY OBLIGATIONS UNDERTAKEN BY THE OWNER TRUSTEE PURSUANT TO THIS SECTION 11.8 ARE IN ALL RESPECTS SUBJECT TO THE LIMITATIONS ON LIABILITY REFERENCED IN SECTION 12.9.


                          SECTION 12.  MISCELLANEOUS.

         12.1.   SURVIVAL OF AGREEMENTS.

         The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Property (or any of its components), the construction of any Improvements, the Completion of any Property, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Trust Estate, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

         12.2.   NOTICES.

         All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office.
Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

                 If to the Construction Agent or the Lessee, to such entity at the following address:

                          Sunrise Midwest Leasing, L.L.C.
                          9401 Lee Highway, Suite 300
                          Fairfax, Virginia 22031
                          Attention:  Thomas B. Newell, Executive Vice President
                          Telephone: (703) 273-7500
                          Telecopy:  (703) 273-7501

                 If to the Guarantor, to it at the following address:

                          Sunrise Assisted Living, Inc.
                          9401 Lee Highway, Suite 300
                          Fairfax, Virginia 22031
                          Attention:  Thomas B. Newell, Executive Vice President
                          Telephone: (703) 273-7500
                          Telecopy:  (703) 273-7501

                 If to the Owner Trustee, to it at the following address:

                          First Security Bank, National Association
                          79 South Main Street
                          Salt Lake City, Utah 84111
                          Attention:  Val T. Orton,
                                        Vice President
                          Telephone:  (801) 246-5300
                          Telecopy:  (801) 246-5053

                 If to the Holders, to each such Holder at the address set forth for such Holder on Schedule I of the Trust Agreement.

                 If to the Agent, to it at the following address:

                          NationsBank, N.A.
                          10 Light Street
                          Baltimore, Maryland 21202
                          Attention:   Leslie Zuga
                          Telephone:  (410) 605-8157
                          Telecopy:  (410) 605-8081

                 With a copy to:

                          NationsBank, N.A.
                          101 North Tryon Street
                          NC1-001-15-04
                          Charlotte, North Carolina 28202
                          Attention:   Angela Berry
                          Telephone:  (704) 386-8958

                          Telecopy:   (704) 388-9436


                 If to any Lender, to it at the address set forth for such Lender in Schedule 2.1 of the Credit Agreement.

                 From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

         12.3.   COUNTERPARTS.

         This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

         12.4.   TERMINATIONS, AMENDMENTS, WAIVERS, ETC.; UNANIMOUS VOTE
                 MATTERS.

         Each Basic Document may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and each Credit Party (to the extent such Credit Party is a party to such Basic Document); provided, to the extent no Default or Event of Default shall have occurred and be continuing, the Majority Secured Parties shall not amend, supplement, waive or modify any provision of any Basic Document in such a manner as to adversely affect the rights of any Credit Party without the prior written consent (not to be unreasonably withheld or delayed) of such Credit Party. Each Operative Agreement which is not a Basic Document may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the parties thereto and (without the consent of any other Financing Party) the Agent. In addition, the Unanimous Vote Matters shall require the consent of each Lender and each Holder affected by such matter.

         Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification shall, without the consent of the Agent and, to the extent affected thereby, each Lender and each Holder (collectively, the "Unanimous Vote Matters") (i) increase or reduce the amount of any Note or any Certificate, extend the scheduled date of maturity of any Note, extend the scheduled Expiration Date, extend any payment date of any Note or Certificate, reduce the stated rate of interest payable on any Note, reduce the stated Holder Yield payable on any Certificate (other than as a result of waiving the applicability of any post-default increase in interest rates or Holder Yields), modify the priority of any Lien in favor of the Agent under any Security Document, subordinate any obligation owed to any Lender or Holder, reduce any Lender Unused Fees or any Holder Unused Fees payable under this Participation Agreement, extend the scheduled date of payment of any Lender Unused Fees or any Holder Unused Fees, fund any Advance referenced in Section 2.1 of the Agency Agreement in excess of the then current aggregate sum of the Available Commitments and the Available Holder Commitments, elect to decline the funding of any Transaction Expense with respect to Sections 7.1(a) or 7.1(b), elect to decline the funding of any indemnity payment by the Owner Trustee with respect to Section 12.9 or increase the amount or extend the expiration date of any Lender's Commitment or the Holder Commitment of any Holder, or (ii) terminate, amend, supplement, waive or modify any provision of this Section 12.4 or reduce the percentages specified in the definitions of Majority Lenders, Majority Holders or Majority Secured Parties, or consent to the assignment or transfer by the Owner Trustee of any of its rights and obligations under any Credit Document or release any portion of the Collateral (except in accordance with Section 8.8) or release any Credit Party from its obligations under any Operative Agreement or otherwise alter any payment obligations of any Credit Party to the Lessor or any Financing Party under the Operative Agreements, or
(iii) terminate, amend, supplement, waive or modify any provision of Section 7 of the Credit Agreement (which shall also require the consent of the Agent), or
(iv) eliminate the automatic option under Section 5.3(b) of the Agency Agreement requiring that the Construction Agent pay certain liquidated damages in exchange for the conveyance of a Property to the Construction Agent, or (v) permit the extension of the Construction Period beyond the date that is two (2) years from the Initial Closing Date, or (vi) consent to the modification or amendment of any Sublease in any material respect, unless and until SALI or the Lessee shall have purchased or otherwise acquired 100% of the outstanding stock of Karrington. Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Lenders and the Holders and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         If at a time when the conditions precedent set forth in the Operative Agreements to any Loan are, in the opinion of the Majority Lenders, satisfied, any Lender shall fail to fulfill its obligations to make such Loan (any such Lender, a "Defaulting Lender") then, for so long as such failure shall continue, the Defaulting Lender shall (unless the Lessee and the Majority Lenders, determined as if the Defaulting Lender were not a "Lender", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Loans, shall not be treated as a "Lender" when performing the computation of Majority Lenders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Lender.

         If at a time when the conditions precedent set forth in the Operative Agreements to any Holder Advance are, in the opinion of the Majority Holders, satisfied, any Holder shall fail to fulfill its obligations to make such Holder Advance (any such Holder, a "Defaulting Holder") then, for so long as such failure shall continue, the Defaulting Holder shall (unless the Lessee and the Majority Holders, determined as if the Defaulting Holder were not a "Holder", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Holder Advances, shall not be treated as a "Holder" when performing the computation of Majority Holders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Holder.

         12.5.   HEADINGS, ETC.

         The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         12.6.   PARTIES IN INTEREST.

         Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

         12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

                 (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF VIRGINIA. Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of Virginia in Fairfax County or of the United States for the Eastern District of Virginia, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

                 (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN

         ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection
         (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.



         12.8.   SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.9.   LIABILITY LIMITED.

                 (a) The Lenders, the Agent, the Credit Parties, the Owner Trustee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 6.1 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

                 (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Lenders, the Holders and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Lenders, the Holders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate (excluding Excepted Payments) and the Credit Parties (with respect to the Credit Parties' obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes and/or the Certificates arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Lessor or (C) except for Excepted Payments, any rent or other income received by the Lessor from any Credit Party that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Properties or the Agent's rights and powers to obtain a judgment against the Lessor or any Credit Party (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Trust Estate (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this
         Section 12.9(b)).

         12.10.  RIGHTS OF THE CREDIT PARTIES.

         If at any time all obligations (i) of the Owner Trustee under the Credit Agreement, the Security Documents and the other Operative Agreements and
(ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full, then the Credit Parties shall be entitled to (a) terminate the Lease and guaranty obligations under Section 6B and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease and
Section 6B pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to any Propert ies then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

         12.11.  FURTHER ASSURANCES.

         The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of any Property or any portion thereof, the Lessee agrees to execute such instruments of conveyance as may be reasonably required in connection therewith.

         12.12.  CALCULATIONS UNDER OPERATIVE AGREEMENTS.

         The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

         12.13.  CONFIDENTIALITY.

         Each Financing Party agrees to keep confidential any information furnished or made available to it by any Credit Party or any of its Subsidiaries pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Financing Party from disclosing such information (a) to any other Financing Party or any Affiliate of any Financing Party, or any officer, director, employee, agent, or advisor of any Financing Party or Affiliate of any Financing Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Financing Party other than as a result of a disclosure by any Financing Party prohibited by this Agreement, (g) in connection with any litigation to which such Financing Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Operative Agreement, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

         12.14.  FINANCIAL REPORTING/TAX CHARACTERIZATION.

         Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.

         12.15.  SET-OFF.

         In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders, the Holders, their respective Affiliates and any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, the Holders, their respective Affiliates or any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements to or for the credit or the account of any Credit Party against and on account of the obligations of any Credit Party under the Operative Agreements irrespective of whether or not (a) the Lenders or the Holders shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of any Credit Party under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured. Notwithstanding the foregoing, neither the Agent nor any other Financing Party shall exercise, or attempt to exercise, any right of setoff, banker's lien, or the like, against any deposit account or property of any Credit Party held by the Agent or any other Financing Party, without the prior written consent of the Majority Secured Parties, and any Financing Party violating this provision shall indemnify the Agent and the other Financing Parties from any and all costs, expenses, liabilities and damages resulting therefrom. The contractual restriction on the exercise of setoff rights provided in the foregoing sentence is solely for the benefit of the Agent and the Financing Parties and may not be enforced by any Credit Party.


                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


CONSTRUCTION AGENT
------------------
AND LESSEE:                                        SUNRISE MIDWEST LEASING, L.L.C., as the Construction
----------
                                                   Agent and as the Lessee
                                                   by Sunrise Assisted Living Investments, Inc., as Sole Member


                                                   By: /s/ JAMES S. POPE
                                                       -----------------------------------------------
                                                   Name:   James S. Pope
                                                         ---------------------------------------------
                                                   Title:  Senior Vice President
                                                          --------------------------------------------


GUARANTOR:                                         SUNRISE ASSISTED LIVING, INC., as Guarantor
---------


                                                   By: /s/ DAVID W. FAEDER
                                                       -----------------------------------------------
                                                   Name:   David W. Faeder
                                                         ---------------------------------------------
                                                   Title:  President and Chief Financial Officer
                                                          --------------------------------------------

                                                   By: /s/ THOMAS B. NEWELL
                                                       -----------------------------------------------
                                                   Name:   Thomas B. Newell
                                                         ---------------------------------------------
                                                   Title:  Executive Vice President
                                                          --------------------------------------------


OWNER TRUSTEE AND
-----------------
LESSOR:                                            FIRST SECURITY BANK, NATIONAL ASSOCIATION,
------
                                                   not individually, except as expressly stated herein, but solely as the Owner Trustee under the Sunrise Trust 1998-1


                                                   By: /s/ VAL T. ORTON
                                                       -----------------------------------------------
                                                   Name:   Val T. Orton
                                                         ---------------------------------------------
                                                   Title:  Vice President
                                                          --------------------------------------------


                                    [signature pages continued]

AGENT, LENDERS AND HOLDERS:                        NATIONSBANK, N.A., as a Lender, as a Holder and as the Agent
--------------------------


                                                   By: /s/ LESLIE M. ZUGA
                                                       -----------------------------------------------
                                                   Name:   Leslie M. Zuga
                                                         ---------------------------------------------
                                                   Title:  Senior Vice President
                                                          --------------------------------------------


                                                   FLEET NATIONAL BANK, as a Lender and as a Holder


                                                   By: /s/ PATRICIA MARINILLI
                                                       -----------------------------------------------
                                                   Name:   Patricia Marinilli
                                                         ---------------------------------------------
                                                   Title:  Vice Presidnet
                                                          --------------------------------------------

                         PROVIDENT BANK OF MARYLAND, as a Lender and as a Holder


                         By: /s/ FRIEDA M.A. MCWILLIAMS
                             -----------------------------------------------
                         Name:   Frieda M.A. McWilliams
                               ---------------------------------------------
                         Title:  Vice President
                                --------------------------------------------

                                   EXHIBIT A


                                REQUISITION FORM
  (Pursuant to Sections 4.2, 5.2, 5.3 and 5.4 of the Participation Agreement)

         SUNRISE MIDWEST LEASING, L.L.C., a Virginia limited liability company (the "Company") hereby certifies as true and correct and delivers the following Requisition to NATIONSBANK, N.A., as the agent for the Lenders (hereinafter defined) and respecting the Security Documents, as the agent for the Lenders and the Holders (hereinafter defined), to the extent of their interests (the "Agent"):

         Reference is made herein to that certain Participation Agreement dated as of December 2, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Participation Agreement") among the Company, in its capacity as the Lessee and as the Construction Agent, the various parties thereto from time to time, as the guarantors (the "Guarantors"), First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

Check one:

         ____ INITIAL CLOSING DATE: _________________
         (three (3) Business Days prior notice required for Advance)

         ____ PROPERTY CLOSING DATE:_________________
         (three (3) Business Days prior notice required for Advance)

         ____ CONSTRUCTION ADVANCE DATE:_____________
         (three (3) Business Days prior notice required for Advance)

1. Transaction Expenses and other fees, expenses and disbursements under Sections 7.1(a) or 7.1(b) of the Participation Agreement and any and all other amounts contemplated to be financed under the Participation Agreement including without limitation any Work, broker's fees, taxes, recording fees and the like (with supporting invoices or closing statement attached):

                 Party to Whom                                        Amount Owed
                 Amount is Owed                                     (in U.S. Dollars)
                 --------------                                     --------------

                 --------------                                     --------------

                 --------------                                     --------------

                 --------------                                     --------------

                 --------------                                     --------------

2.       Description of Land (which shall be a legal description of the Land in connection with an Advance to pay Property Acquisition Costs):
                 See attached Schedule 1

3.       Description of Improvements:  See attached Schedule 2

4.       Description of Equipment:  See attached Schedule 3

5.       Description of Work:  See attached Schedule 4

6.       Aggregate Loans and Holder Advances requested since the Initial
                 Closing Date with respect to each Property for which Advances are requested under this Requisition (listed on a Property by Property basis), including without limitation all amounts requested under this Requisition:
[IDENTIFY ON A PROPERTY BY PROPERTY BASIS]

                 $______________                                    [Property]

         In connection with this Requisition, the Company hereby requests that the Lenders make Loans to the Lessor in the amount of $______________ and that the Holders make Holder Advances to the Lessor in the amount of $________________. The Company hereby certifies (i) that the foregoing amounts requested do not exceed the total aggregate of the Available Commitments plus the Available Holder Commitments and (ii) each of the provisions of the Participation Agreement applicable to the Loans and Holder Advances requested hereunder have been complied with as of the date of this Requisition.

         The Company requests the Loans be allocated as follows:

          $______________                             ABR Loans

          $______________                             Eurodollar Loans

         The Company requests the Holder Advances be allocated as follows:

          $______________                             ABR Holder Advances

          $______________                             Eurodollar Holder Advances

         The Company has caused this Requisition to the executed by its duly authorized officer as of this _____ day of __________, ______.


                    SUNRISE MIDWEST LEASING, L.L.C.
                    by Sunrise Assisted Living Investments, Inc., as Sole Member


                    By:
                       ---------------------------------------------------------

                    Name:
                         -------------------------------------------------------

                    Title:
                          ------------------------------------------------------

                                   Schedule 1

                              Description of Land
                     (Legal Description and Street Address)

                                   Schedule 2

                          Description of Improvements

                                   Schedule 3

                            Description of Equipment


=============================================================================================
 General Description                Make                 Model                  Serial Number
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

=============================================================================================

                                   Schedule 4

                                      Work


         Work Performed for which the Advance is requested:

         --------------------------------------------------------------------

         --------------------------------------------------------------------

                                    EXHIBIT B

                    [Outside Counsel Opinion for the Lessee]
                       (Pursuant to Section 5.3(j) of the
                            Participation Agreement)

                               ____________, 1998

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

            Re: Synthetic Lease Financing Provided in favor of Sunrise Midwest
                Leasing, L.L.C.

Dear Sirs:

We have acted as special counsel to Sunrise Midwest Leasing, a Virginia limited liability company (the "Lessee"), and Sunrise Assisted Living, Inc., a Delaware corporation, as guarantor (the "Guarantor"; individually, the Lessee and the Guarantor may be referred to herein as a "Credit Party" or collectively, as the "Credit Parties"), in connection with certain transactions contemplated by the Participation Agreement dated as of December 2, 1998 (the "Participation Agreement"), among the Lessee, the Guarantor, First Security Bank, National Association, as the Owner Trustee (the "Owner Trustee"), the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and NationsBank, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent"). This opinion is delivered pursuant to Section 5.3(j) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of [IDENTIFY THE APPLICABLE OPERATIVE AGREEMENTS, INCLUDING EACH MORTGAGE INSTRUMENT, RELATED UCC FIXTURE FILINGS, ADDITIONAL UCCS (HEREINAFTER DEFINED), DEEDS AND MEMORANDA OF LEASE] and such other corporate documents and records of the Credit Parties, certificates of public officials and representatives of the Credit Parties as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) except as to the Credit Parties, the due authorization, execution and delivery of the Operative Agreements by the parties thereto; (iii) the genuineness of all signatures (except as to the Credit Parties), the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) except as to the Credit Parties, that all parties have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) except as to the Credit Parties, the enforceability of the Mortgage Instrument, the Memorandum of Lease and the UCC financing statements against all parties thereto.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

            (a) The Mortgage Instrument and Memorandum of Lease are enforceable in accordance with their respective terms, except as limited by laws generally affecting the enforcement of creditors' rights, which laws will not materially prevent the realization of the benefits intended by such documents.

            (b) Each form of Mortgage Instrument and UCC fixture filing relating thereto, attached hereto as Schedules 1 and 2, respectively, is in proper form for filing and recording with the offices of [IDENTIFY THE RECORDING

OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED]. Upon filing of each Mortgage Instrument and UCC fixture filing in [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral described in such Mortgage Instrument or UCC fixture filing to the extent such Collateral is comprised of real property and/or fixtures.

            (c) The forms of UCC financing statements relating to the Security Documents, attached hereto as Schedule 3 (the "Additional UCCs"), are in proper form for filing and recording with the offices of [IDENTIFY (I) THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED AND (II) THE SECRETARY OF STATE WHERE THE PROPERTIES ARE TO BE LOCATED]. Upon filing of the Additional UCCs in [IDENTIFY (I) THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED AND (II) THE SECRETARY OF STATE WHERE THE PROPERTIES ARE TO BE LOCATED], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by filing UCC-1 financing statements under Article 9 of the UCC.

            (d) Each form of Deed and Memorandum of Lease is in appropriate form for filing and recording with the [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS FOR THE COUNTIES WHERE THE PROPERTIES ARE TO BE LOCATED].

            (e) Each Memorandum of Lease, when filed and recorded with the [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS FOR THE COUNTIES WHERE THE PROPERTIES ARE TO BE LOCATED], will have been filed and recorded in all public offices in the State of [__________] in which filing or recording is necessary to provide constructive notice of the Lease to third Persons and to establish of record the interest of the Lessor thereunder as to the Properties described in each such Memorandum of Lease.

            (f) Title to the Properties located in the State of [___________] may be held in the name of the Owner Trustee as follows: First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Sunrise Trust 1998-1.

            (g) The execution and delivery by First Security Bank, National Association, individually or as the Owner Trustee, as the case may be, of the Operative Agreements to which it is a party and compliance by First Security Bank, National Association, individually or as the Owner Trustee, with all of the provisions thereof do not and will not contravene any law, rule or regulation of [IDENTIFY THE STATE].

            (h) By reason of their participation in the transaction contemplated under the Operative Agreements, none of the Agent, the Lenders, the Holders or the Owner Trustee has to (a) qualify as a foreign corporation in [IDENTIFY THE STATE], (b) file any application or any designation for service of process in [IDENTIFY THE STATE] or (c) pay any franchise, income, sales, excise, stamp or other taxes of any kind to [IDENTIFY THE STATE].

            (i) The provisions in the Operative Agreements concerning Rent, interest, fees, prepayment premiums and other similar charges do not violate the usury laws or other similar laws regulating the use or forbearance of money of [IDENTIFY THE STATE].

            (j) If the transactions contemplated by the Operative Agreements are characterized as a lease transaction by a court of competent jurisdiction, the Lease and the applicable Lease Supplement shall demise to the Lessee a valid leasehold interest in the Properties described in such Lease Supplement.

            (k) If the transactions contemplated by the Operative Agreements are characterized as a loan transaction by a court of competent jurisdiction, the combination of the Mortgage Instruments, the Deeds, the Lease and the applicable Lease Supplements (and the other Operative Agreements incorporated therein by reference) are sufficient to create a valid, perfected lien or security interest in the Properties therein described, enforceable as a mortgage in [IDENTIFY THE STATE].

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the State of [___________] and the federal laws of the United States of America. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, the Construction Agent, the Guarantor, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

                                             Very truly yours,

                                             [LESSEE'S OUTSIDE COUNSEL]

                                Distribution List

NationsBank, N.A., as the Agent, a Holder and a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

Sunrise Midwest Leasing, L.L.C., as the Construction Agent and the Lessee

Sunrise Assisted Living, Inc., as the Guarantor

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Sunrise Trust 1998-1

                                   Schedule 1

                           Form of Mortgage Instrument

                                   Schedule 2

                          Forms of UCC Fixture Filings

                                   Schedule 3

                        Forms of UCC Financing Statements

                                    EXHIBIT C

                         SUNRISE MIDWEST LEASING, L.L.C.

                              OFFICER'S CERTIFICATE
           (Pursuant to Section 5.3(z) of the Participation Agreement)

            SUNRISE MIDWEST LEASING, L.L.C., a Virginia limited liability company (the "Company"), DOES HEREBY CERTIFY as follows:

            1. Each and every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

            2. No Default or Event of Default has occurred and is continuing under any Operative Agreement.

            3. Each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it.

            4. Each Credit Party has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of December 2, 1998 among the Company, as the Lessee and as the Construction Agent, Sunrise Assisted Living, Inc., as guarantor (the "Guarantor"), First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and NationsBank, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent").

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, ______.

                                             SUNRISE MIDWEST LEASING, L.L.C.
                                             by Sunrise Assisted Living
                                             Investments, Inc., as Sole Member

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                    EXHIBIT D

                             [NAME OF CREDIT PARTY]

                             SECRETARY'S CERTIFICATE
          (Pursuant to Section 5.3(aa) of the Participation Agreement)

            [NAME OF CREDIT PARTY], a [__________] [corporation or limited liability company] (the "Company") DOES HEREBY CERTIFY as follows:

            1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

            2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of [Incorporation or Organization/Formation] of the Company on file in the Office of the Secretary of State of __________. Such Articles of [Incorporation or Organization/Formation] have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

            3. Attached hereto as Schedule 3 is a true, correct and complete copy of the [Bylaws or Operating Agreement] of the Company. Such [Bylaws or Operating Agreement have or has] not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

            4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

                    Name                     Office                           Signature

            -------------------     -----------------------          -------------------------

            -------------------     -----------------------          -------------------------


IN WITNESS WHEREOF, the Company has caused this Secretary's Certificate to be duly executed and delivered as of this _____ day of ___________, ______.

                                             [NAME OF CREDIT PARTY]

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                   Schedule 1

                                Board Resolutions

                                   Schedule 2

                            Articles of Incorporation

                                   Schedule 3

                                     Bylaws

                                    EXHIBIT E

                    FIRST SECURITY BANK, NATIONAL ASSOCIATION

                              OFFICER'S CERTIFICATE
          (Pursuant to Section 5.3(cc) of the Participation Agreement)

            FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (except with respect to paragraph 1 below, to the extent any such representations and warranties are made in its individual capacity) but solely as the owner trustee under the Sunrise Trust 1998-1 (the "Owner Trustee"), DOES HEREBY CERTIFY as follows:

            1. Each and every representation and warranty of the Owner Trustee contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

            2. Each Operative Agreement to which the Owner Trustee is a party is in full force and effect with respect to it.

            3. The Owner Trustee has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of December 2, 1998 among Sunrise Midwest Leasing, L.L.C., as the Lessee and as the Construction Agent, Sunrise Assisted Living, Inc., as guarantor (the "Guarantor"), the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and NationsBank, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent").

IN WITNESS WHEREOF, the Owner Trustee has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, ______.

                                             FIRST SECURITY BANK, NATIONAL
                                             ASSOCIATION, not individually,
                                             except as expressly stated herein,
                                             but solely as the Owner Trustee
                                             under the Sunrise Trust 1998-1

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                    EXHIBIT F

                    FIRST SECURITY BANK, NATIONAL ASSOCIATION

                             SECRETARY'S CERTIFICATE
          (Pursuant to Section 5.3(dd) of the Participation Agreement)

                       CERTIFICATE OF ASSISTANT SECRETARY

            I, ______________________, duly elected and qualified Assistant Secretary of the Board of Directors of First Security Bank, National Association (the "Association"), hereby certify as follows:

            1. The Association is a National Banking Association duly organized, validly existing and in good standing under the laws of the United States. With respect thereto the following is noted:

            A. Pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., the Comptroller of the Currency charters and exercises regulatory and supervisory authority over all National Banking Associations;

            B. On December 9, 1881, the First National Bank of Ogden, Utah was chartered as a National Banking Association under the laws of the United States and under Charter No. 2597;

            C. On October 2, 1922, in connection with a consolidation of The First National Bank of Ogden, Ogden, Utah, and The Utah National Bank of Ogden, Ogden, Utah, the title was changed to "The First & Utah National Bank of Ogden"; on January 18, 1923, The First & Utah National Bank of Ogden changed its title to "First Utah National Bank of Ogden"; on January 19, 1926, the title was changed to "First National Bank of Ogden"; on February 24, 1934, the title was changed to "First Security Bank of Utah, National Association"; on June 21, 1996, the title was changed to "First Security Bank, National Association"; and

            D. First Security Bank, National Association, Ogden, Utah, continues to hold a valid certificate to do business as a National Banking Association.

            2. The Association's Articles of Association, as amended, are in full force and effect, and a true, correct and complete copy is attached hereto as Schedule A and incorporated herein by reference. Said Articles were last amended October 20, 1975, as required by law on notice at a duly called special meeting of the shareholders of the Association.

            3. The Association's By-Laws, as amended, are in full force and effect; and a true, correct and complete copy is attached hereto as Schedule B and incorporated herein by reference. Said By-Laws, still in full force and effect, were adopted September 17, 1942, by resolution, after proper notice of consideration and adoption of By-Laws was given to each and every shareholder, at a regularly called meeting of the Board of Directors with a quorum present.

            4. Pursuant to the authority vested in it by an Act of Congress approved December 23, 1913 and known as the Federal Reserve Act, as amended, the Federal Reserve Board (now the Board of Governors of the Federal Reserve System) has granted to the Association now known as "First Security Bank, National Association" of Ogden, Utah, the right to act, when not in contravention of State or local law, as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, committee of estates of lunatics, or in any other fiduciary capacity in which State banks, trust companies or other corporations which come into competition with

National Banks are permitted to act under the laws of the State of Utah; and under the provisions of applicable law, the authority so granted remains in full force and effect.

            5. Pursuant to authority vested by Act of Congress (12 U.S.C. 92a and 12 U.S.C. 481, as amended) the Comptroller of the Currency has issued Regulation 9, as amended, dealing, in part, with the Fiduciary Powers of National Banks, said regulation providing in subparagraph 9.7 (a) (1-2):

            (1) The board of directors is responsible for the proper exercise of fiduciary powers by the Bank. All matters pertinent thereto, including the determination of policies, the investment and disposition of property held in fiduciary capacity, and the direction and review of the actions of all officers, employees, and committees utilized by the Bank in the exercise of its fiduciary powers, are the responsibility of the board. In discharging this responsibility, the board of directors may assign, by action duly entered in the minutes, the administration of such of the Bank's fiduciary powers as it may consider proper to assign to such director(s), officer(s), employee(s) or committee(s) as it may designate.

            (2) No fiduciary account shall be accepted without the prior approval of the board, or of the director(s), officer(s), or committee(s) to whom the board may have designated the performance of that responsibility. . . .


            6. A Resolution relating to Exercise of Fiduciary Powers was adopted by the Board of Directors at a meeting held July 26, 1994 at which time there was a quorum present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as Schedule C and incorporated herein by reference.

            7. A Resolution relating to the Designation of Officers and Employees to Exercise Fiduciary Powers was adopted by the Trust Policy Committee at a meeting held February 7, 1996 at which time a quorum was present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as Schedule D and is incorporated herein by reference.

            8. Attached hereto as Schedule E and incorporated herein by reference, is a listing of facsimile signatures of persons authorized (herein "Authorized Signatory or Signatories") on behalf of the Association and its Trust Group to act in exercise of its fiduciary powers subject to the resolutions in Paragraphs 6 and 7, above.

            9. The principal office of the First Security Bank, National Association, Trust Group and of its departments, except for the St. George, Utah, Ogden, Utah, and Provo, Utah, branch offices, is located at 79 South Main Street, Salt Lake City, Utah 84111 and all records relating to fiduciary accounts are located at such principal office of the Trust Group or in storage facilities within Salt Lake County, Utah, except for those of the Ogden, Utah, St. George, Utah, and Provo, Utah, branch offices, which are located at said office.

            10. Each Authorized Signatory (i) is a duly elected or appointed, duly qualified officer or employee of the Association; (ii) holds the office or job title set forth below his or her name on the date hereof; (iii) and the facsimile signature appearing opposite the name of each such officer or employee is a true replica of his or her signature.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Association this __________ day of _________________, ______.

(SEAL)

                               ----------------------------------------
                               R. James Steenblik
                               Senior Vice President
                               Assistant Secretary

                                   Schedule A

                             Articles of Association

                                   Schedule B

                                     Bylaws

                                   Schedule C

                             Resolution Relating to
                          Exercise of Fiduciary Powers

                                   Schedule D

                           Resolution Relating to the
                      Designation of Officers and Employees
                          To Exercise Fiduciary Powers

                                   Schedule E

                       Authorized Signatory or Signatories

                                    EXHIBIT G

                 [Outside Counsel Opinion for the Owner Trustee]
                       (Pursuant to Section 5.3(ee) of the
                            Participation Agreement)

                               December ___, 1998

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

            Re: Trust Agreement dated as of December 2, 1998

Dear Sirs:

            We have acted as special counsel for First Security Bank, National Association, a national banking association, in its individual capacity ("FSB") and in its capacity as trustee (the "Owner Trustee") under the Trust Agreement dated as of December 2, 1998 (the "Trust Agreement") by and among it and the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), in connection with the execution and delivery by the Owner Trustee of the Operative Agreements to which it is a party. Except as otherwise defined herein, the terms used herein shall have the meanings set forth in Appendix A to the Participation Agreement dated as of December 2, 1998 (the "Participation Agreement") by and among Sunrise Midwest Leasing, L.L.C. (the "Lessee"), Sunrise Assisted Living, Inc., as guarantor (the "Guarantor"), First Security Bank, National Association, as the Owner Trustee, the Holders, the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and NationsBank, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent").

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

            1. FSB is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and each of FSB and the Owner Trustee has under the laws of the State of Utah and federal banking law the power and authority to enter into and perform its obligations under the Trust Agreement and each other Operative Agreement to which it is a party.

            2. The Owner Trustee is the duly appointed trustee under the Trust Agreement.

            3. The Trust Agreement has been duly authorized, executed and delivered by one (1) of the officers of FSB and, assuming due authorization, execution and delivery by the Holders, is a legal, valid and binding obligation of the Owner Trustee (and to the extent set forth therein, against FSB), enforceable against the Owner Trustee (and to the extent set forth therein, against FSB) in accordance with its terms, and the Trust Agreement creates under the laws of the State of Utah for the Holders the beneficial interest in the Trust Estate it purports to create and is a valid trust under the laws of the State of Utah.

            4. The Operative Agreements to which it is party have been duly authorized, executed and delivered by FSB, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of FSB, enforceable against FSB in accordance with their respective terms.

            5. The Operative Agreements to which it is party have been duly authorized, executed and delivered by the Owner Trustee, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of FSB, enforceable against FSB in accordance with their respective terms.

            5. The Operative Agreements to which it is party have been duly authorized, executed and delivered by the Owner Trustee, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their respective terms. The Notes and Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and the Certificates are entitled to the benefits and security afforded by the Trust Agreement in accordance with its terms and the terms of the Trust Agreement.

            6. The execution and delivery by each of FSB and the Owner Trustee of the Trust Agreement and the Operative Agreements to which it is a party, and compliance by FSB or the Owner Trustee, as the case may be, with all of the provisions thereof do not and will not contravene any Laws applicable to or binding on FSB, or as the Owner Trustee, or contravene the provisions of, or constitute a default under, its charter documents or by-laws or, to our knowledge after due inquiry, any indenture, mortgage contract or other agreement or instrument to which FSB or Owner Trustee is a party or by which it or any of its property may be bound or affected.

            7. The execution and delivery of the Operative Agreements by each of FSB and the Owner Trustee and the performance by each of FSB and the Owner Trustee of their respective obligations thereunder does not require on or prior to the date hereof the consent or approval of, the giving of notice to, the registration or filing with, or the taking of any action in respect of any Governmental Authority or any court.

            8. Assuming that the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of
Section 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Agent, the Lenders, the Lessee or the Holders, as the case may be, of the Operative Agreements or in connection with the acquisition of any Property by the Owner Trustee or in connection with the making by any Holder of its investment in the Trust or its acquisition of the beneficial interest in the Trust Estate or in connection with the issuance and acquisition of the Certificates, or the Notes, and neither the Owner Trustee, the Trust Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Estate by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement.

            9. There is no fee, tax or other governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates, Notes or the beneficial interest in the Trust Estate, by reason of the creation of the trust under the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement within the State of Utah.

            10. Upon the filing of the financing statement on form UCC-1 in the form attached hereto as Schedule 1 with the Utah Division of Corporation and Commercial Code, the Agent's security interest in the Trust Estate, for the benefit of the Lenders and the Holders, will be perfected, to the extent that such perfection is governed by Article 9 of the Uniform Commercial Code as in effect in the State of Utah (the "Utah UCC").

            Your attention is directed to the Utah UCC, which provides, in part, that a filed financing statement which does not state a maturity date or which states a maturity date of more than five (5) years is effective only for a period of five (5) years from the date of filing, unless within six (6) months prior to the expiration of said period a continuation statement is filed in the same office or offices in which the original statement was filed. The continuation statement must be signed by the secured party, identify the original statement by file number and state that the original statement is still effective. Upon the timely filing of a continuation statement, the effectiveness of the original financing statement is continued for five (5) years after the last date to which the original statement was effective. Succeeding continuation statements may be filed in the same manner to continue the effectiveness of the original statement.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

            A. We are attorneys admitted to practice in the State of Utah and in rendering the foregoing opinions we have not passed upon, or purported to pass upon, the laws of any jurisdictions other than the State of Utah and the federal banking law governing the banking and trust powers of FSB. In addition, without limiting the foregoing we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended, (iii) the Federal Communications Act of 1934, as amended, or (iv) state securities or blue sky laws. Insofar as the foregoing opinions relate to the legality, validity, binding effect and enforceability of the documents involved in these transactions, which by their terms are governed by the laws of a state other than Utah, we have assumed that the laws of such state (as to which we express no opinion), are in all material aspects identical to the laws of the State of Utah.

            B. The opinions set forth in paragraphs 3, 4, and 5 above are subject to the qualification that enforceability of the Trust Agreement and the other Operative Agreements to which FSB and the Owner Trustee are parties, in accordance with their respective terms, may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            C. As to the documents involved in these transactions, we have assumed that each is a legal, valid and binding obligation of each party thereto, other than FSB or the Owner Trustee, and is enforceable against each such party in accordance with their respective terms.

            D. We have assumed that all signatures, other than those of the Owner Trustee or FSB, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

            E. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment or property involved in these transactions.

            F. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the equipment or property involved in these transactions or the priority of any mortgage or security interest.

            G. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

            H. In addition to any other limitation by operation of law upon the scope, meaning, or purpose of this opinion, the opinions expressed herein speak only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) and make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions the legal analysis, a legal conclusion or any information confirmation herein.

            I. This opinion is for the sole benefit of the Lessee, the Construction Agent, the Guarantor, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns in matters directly related to the Participation Agreement or the transaction contemplated thereunder and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed in this letter are limited to the matter set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

                                             Very truly yours,

                                             RAY, QUINNEY & NEBEKER

                                             M. John Ashton

                                Distribution List

NationsBank, N.A., as the Agent, a Holder and a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

Sunrise Midwest Leasing, L.L.C., as the Construction Agent and the Lessee

Sunrise Assisted Living, Inc., as the Guarantor

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Sunrise Trust 1998-1

                                    EXHIBIT H

                    [Outside Counsel Opinion for the Lessee]
          (Pursuant to Section 5.3(ff) of the Participation Agreement)

                               December ____, 1998

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

            Re: Synthetic Lease Financing Provided in favor of Sunrise Midwest
                Leasing, L.L.C.

Dear Sirs:

We have acted as special counsel to Sunrise Midwest Leasing, L.L.C., a Virginia limited liability company (the "Lessee") and the Guarantors (hereinafter defined) in connection with certain transactions contemplated by the Participation Agreement dated as of December 2, 1998 (the "Participation Agreement"), among the Lessee, Sunrise Assisted Living, Inc., as guarantor (the "Guarantor"), First Security Bank, National Association, as the Owner Trustee (the "Owner Trustee"), the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and NationsBank, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent"). This opinion is delivered pursuant to Section 5.3(ff) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of the Operative Agreements, and such other corporate, partnership or limited liability company documents and records of the Credit Parties, certificates of public officials and representatives of the Credit Parties as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and delivery of the Operative Agreements by the parties thereto other than the Credit Parties; (iii) the genuineness of all signatures (other than the signatures of persons signing on behalf of the Credit Parties), the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) that all parties other than the Credit Parties have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) the enforceability of the Operative Agreements against all parties thereto other than the Credit Parties and respecting the opinion set forth below in section (i), First Security Bank, National Association, individually or as the Owner Trustee, as the case may be. We have further assumed that the laws of the States of [STATE OF LAWYER'S ADMISSION] and [GOVERNING LAW OF PARTICIPATION AGREEMENT] are substantively identical.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

            (a) Each Credit Party is a [CORPORATION, PARTNERSHIP OR LIMITED LIABILITY COMPANY] duly [INCORPORATED OR ORGANIZED], validly existing and in good standing under the laws of the state of its [INCORPORATION/FORMATION] and has the power and authority to conduct its business as presently conducted and to execute, deliver and perform its obligations under the Operative Agreements to which it is a party. Each Credit Party is duly qualified to do business in all jurisdictions in which its failure to so qualify would materially impair its ability to perform its obligations under the Operative Agreements to which it is a party or its financial position or its business as now and now proposed to be conducted.

            (b) The execution, delivery and performance by each Credit Party of the Operative Agreements to which it is a party have been duly authorized by all necessary [CORPORATE] action on the part of each Credit Party and the Operative Agreements to which each Credit Party is a party have been duly executed and delivered by each Credit Party.

            (c) The Operative Agreements to which each Credit Party is a party constitute valid and binding obligations of each Credit Party enforceable against each Credit Party in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            (d) The execution and delivery by each Credit Party of the Operative Agreements to which it is a party and compliance by each Credit Party with all of the provisions thereof do not and will not (i) contravene the provisions of, or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens and Lessor Liens) upon any of its property under, its [ARTICLES OF INCORPORATION BY-LAWS, OPERATING AGREEMENT, PARTNERSHIP AGREEMENT OR OTHER SIMILAR DOCUMENT OF FORMATION] or any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which any Credit Party is a party or by which any Credit Party or any property of any Credit Party may be bound or affected, or (ii) contravene any Laws or any order of any Governmental Authority applicable to or binding on any Credit Party.

            (e) No Governmental Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by any Credit Party of any of the Operative Agreements to which any Credit Party is a party or for the acquisition, ownership, construction and completion of the Properties, except for those which have been obtained.

            (f) Except as set forth on Schedule 1 hereto, there are no actions, suits or proceedings pending or to our knowledge, threatened against any Credit Party in any court or before any Governmental Authority, that concern the Properties or the interest of any Credit Party therein or that question the validity or enforceability of any Operative Agreement to which any Credit Party is a party or the overall transaction described in the Operative Agreements to which any Credit Party is a party.

            (g) Neither the nature of the Properties, nor any relationship between any Credit Party and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Operative Agreements to which any Credit Party is a party is such as to require any approval of stockholders of, or approval or consent of any trustee or holders of indebtedness of, any Credit Party, except for such approvals and consents which have been duly obtained and are in full force and effect.

            (h) The Security Documents which have been executed and delivered as of the date of this opinion create, for the benefit of the Agent, the security interests in the Collateral described therein which by their terms such Security Documents purport to create. Upon filing of the UCC-1 financing statements (attached hereto as Schedule 2) relating to the Security Documents in the recording offices of (A) the respective county clerk where the principal place of business of the Lessee is located and (B) the Secretary of State where the principal place of business of the Lessee is located, the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by the filing of UCC-1 financing statements under Article 9 of the UCC in [IDENTIFY THE STATE].

            (i) The Operative Agreements to which First Security Bank, National Association, individually or as the Owner Trustee, is a party constitute valid and binding obligations of such party and are enforceable against First Security Bank, National Association, individually or as the Owner Trustee, as the case may be, in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors, rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            (j) The issuance, sale and delivery of the Notes and the issuance and delivery of the Certificates under the circumstances contemplated by the Participation Agreement do not, under existing law, require registration of the Notes or the Certificates being issued on the date hereof under the Securities Act of 1933, as amended, or the qualification of the Loan Agreement under the Trust Indenture Act of 1939, as amended.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the States of [__________], and the federal laws of the United States of America. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, the Construction Agent, the Guarantor, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

                                             Very truly yours,

                                             [LESSEE'S OUTSIDE COUNSEL]

                                Distribution List

NationsBank, N.A., as the Agent, a Holder and a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

Sunrise Midwest Leasing, L.L.C., as the Construction Agent and the Lessee

Sunrise Assisted Living, Inc., as the Guarantor

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Sunrise Trust 1998-1

                                   Schedule 1

                                  (Litigation)

                                   Schedule 2

                          (UCC-1 Financing Statements)

                                    EXHIBIT I

                         SUNRISE MIDWEST LEASING, L.L.C.

                              OFFICER'S CERTIFICATE
            (Pursuant to Section 5.5 of the Participation Agreement)

            SUNRISE MIDWEST LEASING, L.L.C., a Virginia limited liability company (the "Company") DOES HEREBY CERTIFY as follows:

1.          The address for the subject Property is ____________________________
            ____________________________________________.

2. The Completion Date for the construction of Improvements at the Property occurred on ______________.

3.          The aggregate Property Cost for the Property was $___________.

4. Attached hereto as Schedule 1 is the detailed, itemized documentation supporting the asserted Property Cost figures.

5. All representations and warranties of the Company in each Operative Agreement and in each certificate delivered pursuant thereto (including without limitation the Incorporated Representations and Warranties) are true and correct as of the Completion Date.

Capitalized terms used in this Officer's Certificate and not otherwise defined have the respective meanings ascribed thereto in the Participation Agreement dated as of December 2, 1998 among the Company, as the Lessee and as the Construction Agent, Sunrise Assisted Living, Inc., as guarantor (the "Guarantor"), First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), NationsBank, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests.

         [The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this ____ day of ______________, ______.

                                             SUNRISE MIDWEST LEASING, L.L.C.
                                             by Sunrise Assisted Living
                                             Investments, Inc., as Sole Member

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                   Schedule I

          (Itemized Documentation in Support of Asserted Property Cost)

                                    EXHIBIT J

                      [Description of Material Litigation]
           (Pursuant to Section 6.2(d) of the Participation Agreement)

1. Elizabeth Nyberg, Administratrix of the Estate of Edward P. Hughes, Sr. v. Sunrise Terrace, Inc., Sunrise Assisted Living, Inc., and John Doe(s), (Cir. Ct. Loudon County, VA) At Law No. 17896.

2. Margaret C. Torberf v. Sunrise Assisted Living, Inc., et al., (Superior Ct., Muscogee County, GA) Civil Action File No. SU 98CU-4302.

3. Robert McElvenney v. Sunrise Terrace, Inc. and Sunrise East Assisted Living Limited Partnership, (Montgomery County Ct. of Common Pleas, Civil Division, PA) Civil Action File No. SU98U-4302.

4. Rosemaray Braband v. Sunrise Retirement Homes, Sunrise Terrace, Inc., Sunrise Retirement Homes and Communities, Inc., Sunrise Assisted Living, Inc. and Sunrise Incorporated, (Cir. Ct. Fairfax County, VA) At Law No. 52579 (On appeal).

5. Bernice Koester v. Sunrise Assisted Living, (Superior Ct. of Washington for King County) (On appeal).

                                    EXHIBIT K

[States of Incorporation/Formation and Principal Place of Business of Guarantor]
           (Pursuant to Section 6.2(i) of the Participation Agreement)

          GUARANTORS                    STATE OF            STATE OF PRINCIPAL PLACE OF
          ----------                    --------            ---------------------------
                                INCORPORATION/FORMATION                BUSINESS
                                -----------------------                --------
 Sunrise Assisted Living, Inc.           Delaware                      Virginia

                                    EXHIBIT L

   Description of Permitted Facilities to be purchased on Initial Closing Date

Washtenaw County (Ann Arbor), Michigan
Mahoning County (Poland), Ohio
Mecklenburg County (Charlotte), North Carolina
Summit County (Bath), Ohio
Hamilton County (Carmel), Indiana
Franklin County (Gahanna), Ohio

                                    EXHIBIT M

                         Allocated Property Cost Amounts

                                                           Allocated                  Allocated Portion of
                                                           Property                    Annual Properties
              Property Name                                Cost                          Debt Service
              -------------                                ---------                ------------------------
Washtenaw County ( Ann Arbor), Michigan                    $7,340,000                         15.617%
Mahoning County (Poland), Ohio                             $7,230,000                         15.383%
Mecklenburg County (Charlotte), North Carolina             $10,517,000                        22.377%
Summit County (Bath), Ohio                                 $7,560,000                         16.085%
Hamilton county (Carmel), Indiana                          $7,780,000                         16.553%
Franklin County (Gahanna), Ohio                            $6,573,000                         13.985%

Total                                                      $47,000,000                           100%

                                    EXHIBIT N

                           Residual Payment Collateral

Montgomery County (Blue Bell), Pennsylvania

--------------------------------------------------------------------------------

                                   Appendix A
                         Rules of Usage and Definitions

--------------------------------------------------------------------------------

                                I. Rules of Usage

The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

            (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

            (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

            (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

            (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

            (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

            (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

            (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

            (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

            (i) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in-house counsel.

            (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Operative Agreements and any amendments or exhibits thereto.

            (k) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.

                                 II. Definitions

            "ABR" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%). For purposes hereof: "Prime Lending Rate" shall mean the rate which the Agent announces from time to time as its prime lending rate as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Agent changes. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three
(3) Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

            "ABR Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the ABR.

            "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

            "Acceleration" shall have the meaning given to such term in Section 6 of the Credit Agreement.

            "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

            "Acquisition Advance" shall have the meaning given to such term in
Section 5.3 of the Participation Agreement.

            "Acquisition Loan" shall mean any Loan made in connection with an Acquisition Advance.

            "Additional Incorporated Terms" shall have the meaning given to such term in Section 28.1 of the Lease.

            "Adjusted Properties EBITDAR" means, for the Properties for any period, earnings before interest, federal and state income taxes, depreciation, amortization, rent, but after an imputed replacement reserve of $250 per year per bed in each facility and a management fee equal to the greater of 5% for gross revenues or the actual management fee paid to the Management Company.

            "Advance" shall mean a Construction Advance or an Acquisition
Advance.

            "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

            "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of the payment of the indemnified amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

            "Agency Agreement" shall mean the Agency Agreement, dated on or about the Initial Closing Date between the Construction Agent and the Lessor.

                                  Appendix A-2

            "Agency Agreement Event of Default" shall mean an "Event of Default" as defined in Section 5.1 of the Agency Agreement.

            "Agent" shall mean NationsBank, N.A. as agent for the Lenders pursuant to the Credit Agreement, or any successor agent appointed in accordance with the terms of the Credit Agreement and respecting the Security Documents, for the Lenders and the Holders, to the extent of their interests.

            "Allocated Portion of Annual Properties Debt Service", as used in the definition of Requisite Stabilization Ratio", shall mean with respect to any Property acquired on the Initial Closing Date, the Annual Properties Debt Service multiplied by the percentage applicable for such Property as set forth on Exhibit M hereto.

            "Annual Properties Debt Service" means the annual principal and interest payments (with the interest rate equal to 9%) required to amortize a $47,000,000 loan over 25 years.

            "Applicable Percentage" shall mean for Loans and Holder Advances, the appropriate applicable percentages as set out below:

                                                                                  Applicable Percentage
                                                                                  ---------------------

                                                            Tranche A Loan           Tranche B Loan         Holder Advances
                                                            --------------           --------------         ---------------

                                                        Eurodollar      ABR      Eurodollar      ABR     Eurodollar       ABR
                                                          Loans        Loans       Loans        Loans     Advances      Advances
                                                          -----        -----       -----        -----     --------      --------
Initial Pricing Level from the Initial Closing
   Date                                                   2.25%        1.25%       3.00%        2.00%      3.75%         2.75%

After achievement by SALI of Minimum Equity Value
   provided in Sec. 8.3B.2(d)                             2.10%        1.10%       2.85%        1.85%      3.60%         2.60%

After achievement by SALI of Minimum Equity Value
   provided in Sec. 8.3B.2(d) and achievement of
   the Requisite Stabilization Threshold                  1.88%        0.88%       2.63%        1.63%      3.38%         2.38%

            The Applicable Percentage shall remain at the initial pricing level until receipt by the Agent of notice of a circumstances warranting a change in the pricing level and a certificate from a responsible officer of SALI in a form satisfactory to the Agent certifying (i) attainment of the requisite levels justifying a change in the pricing level hereunder and (ii) that no Default or Event of Default then exists and is continuing. Any adjustment in the Applicable Percentage shall be applicable to all existing Eurodollar Loans and Eurodollar Holder Advances as well as any new Eurodollar Loans and Eurodollar Holder Advances made or issued.

            "Appraisal" shall mean, with respect to any Property, an appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

            "Appraisal Procedure" shall have the meaning given such term in
Section 22.4 of the Lease.

                                  Appendix A-3

            "Approved State" shall mean each of the following: Ohio, Michigan, Indiana, North Carolina and any other state within the continental United States proposed by the Lessee and consented to in writing by the Agent.

            "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

            "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached to the Credit Agreement as Exhibit B.

            "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender as of such date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Loans hereunder).

            "Available Holder Commitments" shall mean an amount equal to the excess, if any, of (a) the aggregate amount of the Holder Commitments over (b) the aggregate amount of the Holder Advances made since the Initial Closing Date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Holder Advances).

            "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

            "Basic Documents" shall mean the following: the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease and the Security Agreement.

            "Basic Rent" shall mean, the sum of (a) the Loan Basic Rent and (b) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

            "Basic Term" shall have the meaning specified in Section 2.2 of the Lease.

            "Basic Term Commencement Date" shall have the meaning specified in
Section 2.2 of the Lease.

            "Basic Term Expiration Date" shall have the meaning specified in
Section 2.2 of the Lease.

            "Benefitted Lender" shall have the meaning specified in Section 9.10(a) of the Credit Agreement.

            "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance satisfactory to the Agent.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrower" shall mean the Owner Trustee, not in its individual capacity but as Borrower under the Credit Agreement.

            "Borrowing Date" shall mean any Business Day specified in a notice delivered pursuant to Section 2.3 of the Credit Agreement as a date on which the Lessor requests the Lenders to make Loans hereunder.

            "Budgeted Total Property Cost" shall mean, at any date of determination with respect to any Construction Period Property, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to such Property.

                                  Appendix A-4

            "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or any other states from which the Agent, any Lender or any Holder funds or engages in administrative activities with respect to the transactions under the Operative Agreements are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capitalized Lease" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as the lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

            "Capital Stock" shall mean any nonredeemable capital stock of any Credit Party or any of its Subsidiaries, whether common or preferred.

            "Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to any Property.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

            "Certificate" shall mean a Certificate in favor of each Holder regarding the Holder Commitment of such Holder issued pursuant to the terms and conditions of the Trust Agreement in favor of each Holder.

            "Charlotte Property" means the Property located in Charlotte, North Carolina as more particularly described on Exhibit L hereto.

            "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

            "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

            "Closing Date" shall mean the Initial Closing Date and each Property Closing Date.

            "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

            "Collateral" shall mean all assets of the Lessor, the Construction Agent and the Lessee, now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Security Documents.

            "Commitment" shall mean, as to any Lender, the obligation of such Lender to make the portion of the Loans to the Lessor in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1 of the Credit Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements.

            "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of all of the Loans then outstanding), and such Commitment Percentage shall take into account both the Lender's Tranche A Commitment and the Lender's Tranche B Commitment.

            "Commitment Period" shall mean the period from and including the Initial Closing Date to and including the Construction Period Termination Date, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement or the Holder Commitment shall terminate as provided in the Trust Agreement.
                                  Appendix A-5

            "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with SALI within the meaning of
Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended and the regulations promulgated or issued thereunder.

            "Completion" shall mean, with respect to a Property, such time as the acquisition, installation, testing and final completion of the Improvements on such Property has been achieved in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all Legal Requirements and Insurance Requirements and a certificate of occupancy has been issued with respect to such Property by the appropriate governmental entity (except if non-compliance, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect). If the Lessor purchases a Property that includes existing Improvements that are to be immediately occupied by the Lessee without any improvements financed pursuant to the Operative Agreements, the date of Completion for such Property shall be the Property Closing Date.

            "Completion Date" shall mean, with respect to a Property, the earlier of (a) the date on which Completion for such Property has occurred or
(b) the Construction Period Termination Date.

            "Condemnation" shall mean, with respect to any Property or any Residual Payment Collateral, any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, by any Governmental Authority or by any Person acting under Governmental Authority.

            "Condemnation Awards" shall mean any and all judgments, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

            "Consolidated Subsidiary" shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

            "Construction Advance" shall mean an advance of funds to pay Property Costs pursuant to Section 5.4 of the Participation Agreement.

            "Construction Agent" shall mean Sunrise Midwest Leasing, L.L.C., a Virginia limited liability company, as the construction agent under the Agency Agreement.

            "Construction Agent Options" shall have the meaning given to such term in Section 2.1 of the Agency Agreement.

            "Construction Budget" shall mean the cost of acquisition, installation, testing, constructing and developing any Property as determined by the Construction Agent in its reasonable, good faith judgment.

            "Construction Commencement Date" shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

            "Construction Contract" shall mean any contract entered into between the Construction Agent or the Lessee with a Contractor for the construction of Improvements or any portion thereof on the Property.

            "Construction Loan" shall mean any Loan made in connection with a Construction Advance.

            "Construction Loan Property Cost" shall mean with respect to each Construction Period Property at the date of determination, an amount equal to
(a) the aggregate principal amount of Construction Loans made on or prior to such date with respect to the Property minus (b) the aggregate principal amount of prepayments or repayments of the Loans allocated to reduce the Construction Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

                                  Appendix A-6

            "Construction Period" shall mean, with respect to a Property, the period commencing on the Construction Commencement Date for such Property and ending on the Completion Date for such Property.

            "Construction Period Property" means, at any date of determination, any Property as to which the Rent Commencement Date has not occurred on or prior to such date.

            "Construction Period Termination Date" shall mean (a) the earlier of
(i) the date that the Commitments have been terminated in their entirety in accordance with the terms of Section 2.5(a) of the Credit Agreement, or (ii) the second anniversary of the Initial Closing Date or (b) such later date as may be agreed to by the Majority Secured Parties.

            "Contractor" shall mean each entity with whom the Construction Agent or the Lessee contracts to construct any Improvements or any portion thereof on the Property.

            "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414 of the Code.

            "Co-Owner Trustee" shall have the meaning specified in Section 9.2 of the Trust Agreement.

            "Credit Agreement" shall mean the Credit Agreement, dated on or about the Initial Closing Date, among the Lessor, the Agent and the Lenders, as specified therein.

            "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

            "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

            "Credit Documents" shall mean the Participation Agreement, the Agency Agreement, the Credit Agreement, the Notes and the Security Documents.

            "Credit Parties" shall mean the Construction Agent, the Lessee and the Guarantor.

            "Deed" shall mean a warranty deed regarding the Land and/or Improvements in form and substance satisfactory to the Agent.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Holder" shall have the meaning given to such term in
Section 12.4 of the Participation Agreement.

            "Defaulting Lender" shall have the meaning given to such term in
Section 12.4 of the Participation Agreement.

            "Deficiency Balance" shall have the meaning given in Section 22.1(b) of the Lease Agreement.

            "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.

            "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

            "EBITDAR" means, for any period, earnings before interest, federal and state income taxes, depreciation, amortization, and rent.

                                  Appendix A-7

            "Election Notice" shall have the meaning given to such term in
Section 20.1 of the Lease.

            "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent; provided, however, that neither the Lessee nor an Affiliate of the Lessee shall qualify as an Eligible Assignee.

            "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including without limitation any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

            "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

            "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and state statutes analogous thereto.

            "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

            "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Advances by the Construction Agent, the Lessee or the Lessor and all improvements and modifications thereto and replacements thereof, whether or not now owned or hereafter acquired or now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements, including but without limiting the generality of the foregoing, all equipment described in the Appraisal including without limitation all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including without limitation window cleaning apparatus), telephones, communication systems (including without limitation satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

            "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean each entity required to be aggregated with any Credit Party pursuant to the requirements of Section 414(b) or (c) of the Code.

            "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on

                                  Appendix A-8
such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

            "Eurodollar Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the Eurodollar Rate.

            "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate" means, for any Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan or Eurodollar Holder Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). In the event the RMMRS is not then quoting such offered rates, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), the average (rounded upward to the nearest one sixteenth (1/16) of one percent (1%)) per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan and/or Eurodollar Holder Advance. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

            "Event of Default" shall mean a Lease Event of Default, an Agency Agreement Event of Default or a Credit Agreement Event of Default.

            "Excepted Payments" shall mean:

                        (a) all indemnity payments (including without limitation
            indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

                        (b) any amounts (other than Basic Rent or Termination
            Value) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates (including without limitation the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment) for performing or complying with any of the obligations of any Credit Party under and as permitted by any Operative Agreement;

                                  Appendix A-9

                        (c) any amount payable to a Holder by any transferee of
            such interest of a Holder as the purchase price of such Holder's interest in the Trust Estate (or a portion thereof);

                        (d) any insurance proceeds (or payments with respect to
            risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;

                        (e) any insurance proceeds under policies maintained by
            the Owner Trustee or any Holder;

                        (f) Transaction Expenses or other amounts, fees,
            disbursements or expenses paid or payable to or for the benefit of the Owner Trustee or any Holder;

                        (g) all right, title and interest of any Holder or the
            Owner Trustee to any Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Documents and the Lease pursuant to the terms thereof;

                        (h) upon termination of the Credit Agreement pursuant to
            the terms thereof, all remaining property covered by the Lease or Security Documents;

                        (i) all payments in respect of the Holder Yield;

                        (j) any payments in respect of interest to the extent
            attributable to payments referred to in clauses (a) through (i) above; and

                        (k) any rights of either the Owner Trustee or the Trust
            Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.

            "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

            "Excluded Taxes" shall have the meaning given to such term in
Section 11.2(b) of the Participation Agreement.

            "Exculpated Persons" shall mean the Trust Company (except with respect to the representations and warranties and the other obligations of the Trust Company pursuant to the Operative Agreements expressly undertaken in its individual capacity, including without limitation the representations and warranties of the Trust Company pursuant to Section 6.1 of the Participation Agreement, the obligations of the Trust Company pursuant to Section 8.2 of the Participation Agreement and the obligations of the Trust Company pursuant to the Trust Agreement), the Holders (except with respect to the obligations of the Holders pursuant to the Participation Agreement and the Trust Agreement expressly undertaken in their respective individual capacities), their officers, directors, shareholders and partners.

            "Exempt Payments" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

            "Expenses" shall mean all costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by the Agent, the Lessor, the Holders or the Lenders in exercising or enforcing any rights, powers and remedies provided in the Lease or any of the other Operative Agreements, including, without limitation, attorney's fees, court costs, receiver's fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, of any Property or any Residual Payment Collateral.

            "Expiration Date" shall mean either (a) the Basic Term Expiration Date or (b) the last day of the applicable Renewal Term; provided, in no event shall the Expiration Date be later than the annual anniversary of the Initial

                                  Appendix A-10

Closing Date occurring in the year 2001, unless such later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent, the Lenders and the Holders.

            "Facility" or "Facilities" means, individually or collectively, an assisted living facility or independent living facility owned or operated by SALI, a subsidiary or affiliate.

            "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and each Credit Party is in compliance with the other requirements of the Operative Agreements.

            "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

            "Financing Parties" shall mean the Lessor, the Owner Trustee, in its trust capacity, the Agent, the Holders and the Lenders.

            "Fixtures" shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

            "Force Majeure Event" shall mean any event beyond the control of the Construction Agent, other than a Casualty or Condemnation, including without limitation strikes or lockouts (but only when the Construction Agent is legally prevented from securing replacement labor or materials as a result thereof), adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials after all possible efforts have been expended by the Construction Agent, governmental activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition.

            "Funded Debt" means for SALI on a consolidated basis at any time the sum at such time of (a) indebtedness for borrowed money or for the deferred purchase price of property or services, (b) any obligations in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of the SALI, (c) lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the SALI, (d) all liabilities secured by any property owned by the SALI to the extent attached to the SALI's interest in such property, even though the SALI has not assumed or become liable for the payment thereof, and in the case of the SALI, (e) any obligation of the SALI or a commonly controlled entity to a multi-employer Plan; but excluding trade and other accounts payable in the ordinary course of business in accordance with customer trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by the SALI and for which adequate reserves are being provided on the books of the SALI in accordance with GAAP, (f) any synthetic lease obligations, and (g) any other lease expenses for rented real property will be accounted for as debt based on eight times annualized lease payments.

            "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

            "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

                                  Appendix A-11

            "Governmental Authority or Authorities" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Ground Lease" shall mean a ground lease (in form and substance satisfactory to the Agent) respecting any Property (a) owned by any Credit Party (or a parent corporation or any Subsidiary of any Credit Party) and leased to the Lessor where such lease has at least a ninety-nine (99) year term and payments set at no more than $1.00 per year, or (b) where such lease is subject to such other terms and conditions as are satisfactory to the Agent.

            "Guaranteed Obligations" shall mean (a) the obligations of Sunrise Midwest in any and all capacities (including without limitation in its capacity as Lessee and as Construction Agent) under and with respect to the Operative Agreements and each Property and (b) any and all amounts now or hereafter owing with respect to the Tranche A Loans and the Tranche A Notes to the Lenders under the Credit Agreement and the other Operative Agreements.

            "Guarantor" shall mean Sunrise Assisted Living, Inc., its successors and assigns, as guarantor of the Guaranteed Obligations.

            "Hard Costs" shall mean all costs and expenses payable for supplies, materials, labor and profit with respect to the Improvements under any Construction Contract.

            "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

            "Holder Advance" shall mean any advance made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement or the Participation Agreement.

            "Holder Amount" shall mean as of any date, the aggregate amount of Holder Advances made by each Holder to the Trust Estate pursuant to Section 2 of the Participation Agreement and Section 3.1 of the Trust Agreement less any payments of any Holder Advances received by the Holders pursuant to Section 3.4 of the Trust Agreement.

            "Holder Commitments" shall mean $1,410,000, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, if there shall be more than one (1) Holder, the Holder Commitment of each Holder shall be as set forth in Schedule I to the Trust Agreement as such Schedule I may be amended and replaced from time to time.

            "Holder Construction Property Cost" shall mean, with respect to each Construction Period Property, at any date of determination, an amount equal to the outstanding Holder Advances made with respect thereto under the Trust Agreement.

            "Holder Overdue Rate" shall mean the lesser of (a) the then current rate of Holder Yield respecting the particular amount in question plus four percent (4%) and (b) the highest rate permitted by applicable law.

            "Holder Property Cost" shall mean with respect to a Property an amount equal to the outstanding Holder Advances with respect thereto.

            "Holder Yield" shall mean with respect to Holder Advances from time to time either the Eurodollar Rate plus the Applicable Percentage or the ABR plus the Applicable Percentage as elected by the Owner Trustee from

                                  Appendix A-12
time to time with respect to such Holder Advances in accordance with the terms of the Trust Agreement; provided, however, (a) upon delivery of the notice described in Section 3.7(c) of the Trust Agreement, the outstanding Holder Advances of each Holder shall bear a yield at the ABR applicable from time to time from and after the dates and during the periods specified in Section 3.7(c) of the Trust Agreement, and (b) upon the delivery by a Holder of the notice described in Section 11.3(f) of the Participation Agreement, the Holder Advances of such Holder shall bear a yield at the ABR applicable from time to time after the dates and during the periods specified in Section 11.3(f) of the Participation Agreement.

            "Holders" shall mean NationsBank, N.A. and shall include the other banks and financial institutions which may be from time to time holders of Certificates in connection with the Sunrise Trust 1998-1.

            "Impositions" shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including but not limited to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on any Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, Liens, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes, other indebtedness with respect to any Property, or the Certificates, or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof;
(g) any contract (including the Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes or the Certificates; (i) the Owner Trustee, the Trust or the Trust Estate; or (j) otherwise in connection with the transactions contemplated by the Operative Agreements.

            "Improvements" shall mean, with respect to the construction, renovations and/or Modifications on any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased or otherwise acquired using the proceeds of the Loans or the Holder Advances or which is subject to a Ground Lease, together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Property Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to such Property Closing Date.

            "Incorporated Representations and Warranties" shall have the meaning given to such term in Section 28.1 of the Lease.

            "Indebtedness" of a Person shall mean, without duplication, such
Person's:

                        (a) obligations for borrowed money;

                                  Appendix A-13

                        (b) obligations representing the deferred purchase price
            of Property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade);

                        (c) obligations, whether or not assumed, secured by
            liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

                        (d) obligations which are evidenced by notes,
            acceptances or other instruments;

                        (e) Capitalized Lease obligations;

                        (f) net liabilities under interest rate swap, exchange
            or cap agreements; and

                        (g) contingent obligations.

            "Indemnified Person" shall mean the Lessor, the Owner Trustee, in its individual and its trust capacity, the Trust, the Trust Company, the Agent, the Holders, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

            "Indemnity Provider" shall mean, respecting each Property, the Lessee.

            "Initial Closing Date" shall mean December 2, 1998.

            "Initial Construction Advance" shall mean any initial Advance to pay for: (a) Property Costs for construction of any Improvements; and (b) the Property Costs of restoring or repairing any Property which is required to be restored or repaired in accordance with Section 15.1(e) of the Lease.

            "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

            "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

            "Interest Period" shall mean (a) during the Commitment Period and thereafter as to any Eurodollar Loan or Eurodollar Holder Advance (i) with respect to the initial Interest Period, the period beginning on the date of the first Eurodollar Loan and Eurodollar Holder Advance and ending one (1) month, two (2) months or three (3) months thereafter, as selected by the Lessor (in the case of a Eurodollar Loan) or the Owner Trustee (in the case of a Eurodollar Holder Advance) in its applicable notice given with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance and ending one (1) month, two (2) months or three (3) months thereafter, as selected by the Lessor by irrevocable notice to the Agent (in the case of a Eurodollar Loan) or by the Owner Trustee (in the case of a Eurodollar Holder Advance) in each case not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date or the Expiration Date, as the case may be, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, (D) there shall not be more than four (4) Interest Periods outstanding at any one (1) time.

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

                                  Appendix A-14

            "Joinder Agreement" shall mean a joinder agreement, in the form of Exhibit J to the Participation Agreement, executed from time to time between a Domestic Subsidiary of any Credit Party and the Agent.

            "Karrington" means Karrington Acquisition, Inc., an Ohio corporation.

            "Land" shall mean a parcel of real property described on (a) the Requisition issued by the Construction Agent on the Property Closing Date relating to such parcel and (b) the schedules to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section
2.4 of the Lease.

            "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

            "Lease" or "Lease Agreement" shall mean the Lease Agreement dated on or about the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto.

            "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

            "Lease Event of Default" shall have the meaning specified in Section
17.1 of the Lease.

            "Lease Supplement" shall mean each Lease Supplement substantially in the form of Exhibit A to the Lease, together with all attachments and schedules thereto.

            "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Owner Trustee, any Holder, the Lessor, any Credit Party, the Agent, any Lender or any Property, Land, Improvement, Equipment or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to any Credit Party affecting any Property or the Appurtenant Rights.

            "Lender Commitments" shall mean $45,590,000, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, if there shall be more than one (1) Lender, the Lender Commitment of each Lender shall be as set forth in Schedule 2.1 to the Credit Agreement as such Schedule 2.1 may be amended and replaced from time to time.

            "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

            "Lender Tax" shall mean any present or future tax, levy, cost or charge of any nature imposed by any Governmental Authority, excluding taxes on or measured by the net income of any Financing Party imposed by any jurisdiction in which the principal or relevant lending office of such Financing Party is located.

            "Lenders" shall mean NationsBank, N.A. and shall include the other banks and financial institutions which may be from time to time party to the Participation Agreement and the Credit Agreement.

            "Lessee" shall have the meaning set forth in the Lease.

            "Lessor" shall mean the Owner Trustee, not in its individual capacity, but as the Lessor under the Lease.

                                  Appendix A-15

            "Lessor Basic Rent" shall mean the scheduled Holder Yield due on the Holder Advances on any Scheduled Interest Payment Date pursuant to the Trust Agreement (but not including interest on (a) any such scheduled Holder Yield due on the Holder Advances prior to the Rent Commencement Date with respect to the Property to which such Holder Advances relate or (b) overdue amounts under the Trust Agreement or otherwise).

            "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

            "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or the Trust Company, in its individual capacity, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or the Trust Company, in its individual capacity, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or the Trust Company, in its individual capacity, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor or the Trust Company, in its individual capacity, pursuant to Section 11 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

            "Licenses" means any and all licenses, certificates of need, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, other than construction permits, issued by, or on behalf of, any Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, management, ownership and/or the participation or eligibility for participation in any third party payment or reimbursement programs to the extent SALI or its subsidiary or affiliate is participating in such programs (but specifically excluding any and all Reimbursement-Participation Agreements to the extent required by law), any and all operating licenses issued by any state Governmental Authority, any and all pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription or use of drugs, medications, and other "controlled substances," any and all licenses relating to the operation of food or beverage facilities or amenities, if any, and any and all certifications and eligibility for participation in Medicare, Medicaid, Blue Cross and/or Blue Shield, or any of the Managed Care Plans, private insurer, employee assistance programs or other third party payment or reimbursement programs as the same may from time to time be amended, renewed, restated, reissued, restricted, supplemented or otherwise modified.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

            "Limited Recourse Amount" shall mean with respect to all the Properties on an aggregate basis, an amount equal to the sum of the Termination Values with respect to all the Properties on an aggregate basis on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to all the Properties on an aggregate basis.

            "Liquid Assets" means cash, cash equivalents and readily marketable securities.

            "Loan Basic Rent" shall mean the scheduled interest due on the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including interest on (a) any such Loan due prior to the Rent Commencement Date with respect to the Property to which such Loan relates or (b) any overdue amounts under Section 2.8(c) of the Credit Agreement or otherwise).

            "Loan Property Cost" shall mean, with respect to each Property at any date of determination, an amount equal to (a) the aggregate principal amount all Loans (including without limitation all Acquisition Loans and Construction Loans) made on or prior to such date with respect to such Property minus (b) the aggregate amount of prepayments or repayments as the case may be of the Loans allocated to reduce the Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

                                  Appendix A-16

            "Loans" shall mean the loans extended pursuant to the Credit Agreement and shall include both the Tranche A Loans and the Tranche B Loans.

            "Majority Holders" shall mean at any time, Holders whose Holder Advances outstanding represent at least sixty-six and two thirds percent (66 2/3%) of (a) the aggregate Holder Advances outstanding or (b) to the extent there are no Holder Advances outstanding, the aggregate Holder Commitments.

            "Majority Lenders" shall mean at any time, Lenders whose Loans outstanding represent at least sixty-six and two thirds percent (66 2/3%) of (a) the aggregate Loans outstanding or (b) to the extent there are no Loans outstanding, the aggregate of the Lender Commitments.

            "Majority Secured Parties" shall mean at any time, Lenders and Holders whose Loans and Holder Advances outstanding represent at least sixty-six and two thirds percent (66 2/3%) of (a) the aggregate Advances outstanding or
(b) to the extent there are no Advances outstanding, the sum of the aggregate Holder Commitments plus the aggregate Lender Commitments.

            "Managed Care Plans" shall mean any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, or similar arrangement, entity, organization, or Person.

            "Management Agreement" shall mean any and all Management Agreements entered into or to be entered into by and between SALI or any of its Subsidiaries or affiliates and the Management Company relating to the management of the Properties, as the same may from time to time be amended, restated and supplemented or otherwise modified.

            "Management Company" means SALMI, its successors and assigns and any other Person which may become the manager of the Facilities.

            "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

            "Master Guaranty of Payment" means that Amended and Restated Master Guaranty of Payment Agreement dated as of December 23, 1997, as amended, modified, supplemented, restated and/or replaced, given by SALI, as guarantor, for the benefit of NationsBank, N.A., as agent for itself and other lenders under a $250 million Amended and Restated Financing and Security Agreement dated as of December 23, 1997 among Sunrise East Assisted Living Limited Partnership, a Virginia limited partnership, as borrower, the lenders identified therein and NationsBank, N.A., as Agent, as referenced therein.

            "Master Guaranty of Payment Event of Default" shall mean an Event of Default as defined in Section 1.7 of the Master Guaranty of Payment.

            "Material Adverse Effect" shall mean (a) a significant adverse change in a Person's financial position or capacity including but not limited to significant adverse changes in (i) liquidity, (ii) gross revenues, (iii) total expenses, (iv) such Person's net worth, or (v) ability to meet payment obligations under such Person's Funded Debt, the obligations under the Operative Agreements and/or contingent obligations, and (b) a material adverse effect on
(i) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lenders, the Holders, or the Lessor thereunder, (ii) the validity, priority or enforceability of any Lien on any Property created by any of the Operative Agreements, or (iii) the value, utility or useful life of any Property or the use, or ability of the Lessee to use, any Property for the purpose for which it was intended.

            "Material Sublease" means a Sublease that generates $15,000 per year or more in revenue for a Property.

            "Maturity Date" shall mean the Expiration Date.

                                  Appendix A-17

            "Maximum Amount" shall mean (a) one hundred percent (100%) of the cost of the Land or the Ground Lease (as the case may be) for all, but not less than all, the Properties (collectively, the "Land Cost"), plus (b) the product of eighty-nine and nine tenths percent (89.9%) multiplied by the following: (the aggregate Termination Value for all, but not less than all, the Properties, minus the Land Cost, minus all structuring fees payable in connection with the transactions evidenced by the Operative Agreements to NationsBanc Montgomery Securities LLC, NationsBank, N.A. and/or any Affiliates of either of the foregoing, minus accrued, unpaid Holder Yield respecting any and all Construction Period Properties) minus (c) the accreted value (calculated at a rate of seven and forty-three hundreths percent (7.43%) per annum) of any payments previously made by the Construction Agent or the Lessee regarding any and all Construction Period Properties and not reimbursed.

            "Maximum Residual Guarantee Amount" shall mean an amount equal to the product of the aggregate Property Cost for all of Properties times eighty-seven percent (87%).

            "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

            "Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee and the Lessee (or regarding any Property subject to a Ground Lease, the applicable Affiliate of the Lessee) in favor of the Agent (for the benefit of the Lenders and the Holders) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent.

            "Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or required by any Credit Party or any of its Subsidiaries or ERISA Affiliates.

            "Multiple Employer Plan" shall mean a plan to which any Credit Party or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

            "Net Proceeds", when used with respect to any Condemnation Awards or insurance proceeds allocable to the Properties, shall mean the gross proceeds from any Casualty or Condemnation remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross proceeds.

            "New Facility" shall have the meaning given to such term in Section
28.1 of the Lease.

            "NOI" means, for the Properties or the Residual Payment Collateral, as appropriate, for any period, the total operating revenue less total operating expenses (excluding interest, federal and state income taxes, depreciation and amortization) but after an imputed replacement reserve of $250 per year per bed in each facility), and including a management fee to the Management Company of the higher of five percent (5%) of gross revenues or the actual management fee for the period in question as shown in financial information provided by the SALI.

            "Non-Integral Equipment" shall mean Equipment which (a) is personal property that is readily removable without causing material damage to the applicable Property and (b) is not integral or necessary, respecting the applicable Property, for compliance with Section 8.3 of the Lease or otherwise to the structure thereof, the mechanical operation thereof, the electrical systems thereof or otherwise with respect to any aspect of the physical plant thereof.

            "Notes" shall mean those notes issued to the Lenders pursuant to the Credit Agreement and shall include both the Tranche A Notes and the Tranche B Notes.

            "Obligations" shall have the meaning given to such term in Section 1 of the Security Agreement.

            "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

                                  Appendix A-18

            "Operative Agreements" shall mean the following: the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease, the Lease Supplements (and memoranda of the Lease and each Lease Supplement in a form reasonably acceptable to the Agent), each Sublease, the Security Agreement, the Mortgage Instruments, the other Security Documents, the Ground Leases, the Deeds and the Bills of Sale and any and all other agreements, documents and instruments executed in connection with any of the foregoing.

            "Original Executed Counterpart" shall have the meaning given to such term in Section 5 of Exhibit A to the Lease.

            "Overdue Interest" shall mean any interest payable pursuant to
Section 2.8(b) of the Credit Agreement.

            "Overdue Rate" shall mean (a) with respect to the Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(b) of the Credit Agreement, (b) with respect to the Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the Holder Overdue Rate, and (c) with respect to any other amount, the amount referred to in clause (y) of Section 2.8(b) of the Credit Agreement.

            "Owner Trustee," "Borrower" or "Lessor" shall mean First Security Bank, National Association, not individually, except as expressly stated in the various Operative Agreements, but solely as the Owner Trustee under the Sunrise Trust 1998-1, and any successor, replacement and/or additional Owner Trustee expressly permitted under the Operative Agreements.

            "Participant" shall have the meaning given to such term in Section
9.7 of the Credit Agreement.

            "Participation Agreement" shall mean the Participation Agreement dated on or about the Initial Closing Date, among the Lessee, the Guarantors, the Owner Trustee, not in its individual capacity except as expressly stated therein, the Holders, the Lenders and the Agent.

            "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Advances is due under the Credit Agreement or the Trust Agreement.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA or any successor thereto.

            "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which any Credit Party or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

            "Permitted Facility" shall mean each of the properties identified on Exhibit L hereto, plus any other property approved by the Lenders and the Holders in their sole discretion which is of a type and size customarily used and operated by the Lessee in its ordinary course of business as of the Initial Closing Date.

            "Permitted Liens" shall mean:

                        (a) the respective rights and interests of the parties
            to the Operative Agreements as provided in the Operative Agreements;

                        (b) the rights of any sublessee or assignee under a
            sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

                                  Appendix A-19

                        (c) Liens for Taxes that either are not yet due or are
            being contested in accordance with the provisions of Section 13.1 of the Lease;

                        (d) Liens arising by operation of law, materialmen's,
            mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

                        (e) Liens of any of the types referred to in clause (d)
            above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

                        (f) Liens arising out of judgments or awards with
            respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease; and

                        (g) Liens in favor of municipalities to the extent
            agreed to by the Lessor.

            "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

            "Plan" shall mean a Pension Plan.

            "Plans and Specifications" shall mean, with respect to Improvements, the plans and specifications for such Improvements to be constructed or already existing, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Operative Agreements.

            "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

            "Property" shall mean, with respect to each Permitted Facility that is (or is to be) acquired, constructed and/or renovated pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on such Land, including without limitation each Construction Period Property, each Property subject to a Ground Lease and each Property for which the Basic Term has commenced.

            "Property Acquisition Cost" shall mean the cost to the Lessor to purchase a Property on a Property Closing Date.

            "Property Closing Date" shall mean the date on which the Lessor purchases a Property or, with respect to the first Advance, the date on which the Lessor seeks reimbursement for Property previously purchased by the Lessor (it being understood and agreed that the Property Closing Date for the Properties identified on Exhibit L hereto shall be the Initial Closing Date).

            "Property Cost" shall mean with respect to a Property the aggregate amount (and/or the various items and occurrences giving rise to such amounts) of the Loan Property Cost plus the Holder Property Cost for such Property (as such amounts shall be increased equally among all Properties respecting the Holder Advances and the Loans extended from time to time to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) and indemnity payments pursuant to Section 11.8, in each case of the Participation Agreement).

            "Purchase Option" shall have the meaning given to such term in
Section 20.1 of the Lease.

                                  Appendix A-20

            "Purchasing Lender" shall have the meaning given to such term in
Section 9.8(a) of the Credit Agreement.

            "Register" shall have the meaning given to such term in Section 9.9(a) of the Credit Agreement.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            "Reimbursement-Participation Agreement" means any and all third party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of SALI or its subsidiaries or affiliates relating to rights to payment or reimbursement from, and claims against, private insurers, Managed Care Plans, material employee assistance programs, Blue Cross and/or Blue Shield, federal, sate and local Governmental Authorities, including without limitation, Medicare and Medicaid, and other third party payors, as the same may be from time to time be amended, restated, extended, supplemented or modified.

            "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

            "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

            "Rent Commencement Date" shall mean, regarding each Property, the Completion Date (it being understood and agreed that the Rent Commencement Date for each of the Properties identified on Exhibit L shall be the Initial Closing
Date).

            "Reportable Event" shall have the meaning specified in ERISA.

            "Requested Funds" shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.

            "Requisite Stabilization Threshold" shall have been achieved if either

                        (i) with respect to each of the six (6) Properties
            identified on Exhibit L hereto, (A) each such Property shall have achieved a Resident Occupancy Rate of at least 85% for at least two
            (2) consecutive fiscal quarters, and (B) the ratio of the NOI for each such Property to the Allocated Portion of the Annual Properties Debt Service for such Property shall be not less than 1.25:1.0 as of the end of at least two (2) consecutive fiscal quarters; or

                        (ii) (A) at least five (5) of the Properties identified
            on Exhibit L hereto shall have achieved a Resident Occupancy Rate of at least 85% for at least two (2) consecutive fiscal quarters, (B) the ratio of NOI to the Allocated Portion of the Annual Properties Debt Service for each of five of the six Properties shall be not less than 1.25:1.0, (C) the ratio of NOI to the Allocated Portion of the Annual Properties Debt Service for each Property shall be not less than 1.0:1.0, and (D) the combined ratio of NOI for all six of the Properties to the Annual Properties Debt Service shall be not less than 1.35:1.0.

            "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

            "Resident Agreement" means any and all contracts, authorizations, agreements and/or consents executed by, or on behalf of any resident or other person seeking services from Karrington or any Karrington subsidiary or SALI or any SALI subsidiary pursuant to which Karrington or any Karrington subsidiary or SALI or any SALI subsidiary provides or furnishes health or assisted living care and related services at any and all of the assisted living facilities, including the consent to treatment, assignment of payment of benefits by third party, as the same may from time to time be amended, restated, supplemented or modified.

                                  Appendix A-21

            "Resident Occupancy Rate" means a percentage derived by dividing (i) the number of residents who are in occupancy at an assisted living facility and paying fees pursuant to a Resident Agreement by (ii) the pro forma resident occupancy for such assisted living facility as contained in the annual pro forma operating budget of such assisted living facility to be reviewed by the Agent.

            "Residual Payment Collateral" means those properties, in addition to the Properties, pledged to secure the Loans and obligations hereunder. Exhibit N sets out the properties comprising the Residual Payment Collateral as of the Initial Closing Date. The foregoing schedule will be updated periodically to reflect the addition or substitution of properties comprising the Residual Payment Collateral.

            "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer, except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Sale Date" shall have the meaning given to such term in Section 22.1(a) of the Lease.

            "Sale Notice" shall mean a notice given to the Lessor in connection with the election by the Lessee of its Sale Option.

            "Sale Option" shall have the meaning given to such term in Section
20.1 of the Lease.

            "Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease are less than the Limited Recourse Amount with respect to the Properties if it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than ordinary wear and tear during the Term of the Lease.

            "SALI" means Sunrise Assisted Living, Inc., a Delaware corporation, its successors and permitted assigns.

            "SALMI" means Sunrise Assisted Living Management, Inc., a Virginia corporation, formerly known as Sunrise Terrace, Inc.

            "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan or Eurodollar Holder Advance, the last day of the Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance, (b) as to any ABR Loan or any ABR Holder Advance, the fifteenth day of each month, unless such day is not a Business Day and in such case on the next occurring Business Day and (c) as to all Loans and Holder Advances, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Maturity Date or the Expiration Date, as the case may be.

            "Secured Parties" shall have the meaning given to such term in the Security Agreement.

            "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

            "Security Agreement" shall mean the Security Agreement dated on or about the Initial Closing Date between the Lessor and the Agent, for the benefit of the Secured Parties, and accepted and agreed to by the Lessee.

            "Security Documents" shall mean the collective reference to the Security Agreement, the Mortgage Instruments, (to the extent the Lease is construed as a security instrument) the Lease, the UCC Financing Statements and all other security documents hereafter delivered to the Agent granting a lien on any asset or assets of any Person

                                  Appendix A-22
to secure the obligations and liabilities of the Lessor under the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

            "Soft Costs" shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition, development, installation, construction, improvement and testing of the Properties other than Hard Costs, including without limitation structuring fees, administrative fees, legal fees, upfront fees, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, the Lender Unused Fee, the Holder Unused Fee, fees and expenses of the Owner Trustee payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 7.3(a) and 7.3(b) of the Participation Agreement.

            "Sublease" shall have the meaning given to such term in Section 17.1(q) of the Lease.

            "Sublease Default" shall have the meaning given to such term in
Section 17.1(q) of the Lease.

            "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one (1) or more Subsidiaries, or by such Person and one (1) or more Subsidiaries.

            "Sunrise Midwest" shall mean Sunrise Midwest Leasing, L.L.C., a Virginia corporation, and its successors and permitted assigns.

            "Sunrise Trust 1998-1" shall mean the grantor trust created pursuant to the terms and conditions of the Trust Agreement.

            "Supplemental Amounts" shall have the meaning given to such term in
Section 9.18 of the Credit Agreement.

            "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Trust Company, the Holders, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

            "Tangible Net Worth" means, at any time, the sum at such time of Net Worth (as defined by GAAP) less the total of (i) all assets which would be classified as intangible assets under GAAP, including goodwill (except for the minority interest in the Park Ridge, Ill. property and except for deferred taxes recorded as goodwill), trademarks, trademark applications, trade names, service marks, patent applications and licenses, and deferred charges, (ii) any revaluation or other write-up in book value of assets subsequent to the date of the most recent financial statements delivered to the Agent, (iii) the amount of all loans and advances to, or investments in, any person of entity, excluding cash equivalents and deposit accounts maintained by SALI with any financial institution, (iv) advances or loans made to or receivables from any unconsolidated affiliates (excluding subordinated debt of unconsolidated subsidiaries and affiliates of SALI) of which SALI owns less than fifty percent (50%) or any stockholder of SALI or any affiliate and (v) the amount of all loans and advances to, or investments in, any person or entity, excluding loans to Karrington and its affiliates, cash equivalents and deposit accounts maintained by SALI with any financial institutions, certain mortgage revenue bonds issued by the Bucks County, Pennsylvania Industrial Development Authority and investments of less than $2,500,000 individually (not to exceed $10,000,000 in the aggregate).

            "Taxes" shall have the meaning specified in the definition of "Impositions".

            "Term" shall mean the Basic Term and each Renewal Term, if any.

                                  Appendix A-23

            "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

            "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan.

            "Termination Notice" shall have the meaning specified in Section
16.1 of the Lease.

            "Termination Value" shall mean the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, in each case as of the last occurring Payment Date, or (ii) with respect to a particular Property, an amount equal to the Property Cost allocable to such Property (as identified on Exhibit M hereto with respect to the Properties acquired on the Initial Closing Date), plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued but unpaid interest on the Loans and any and all Holder Yield on the Holder Advances related to the applicable Property Cost, plus (c) to the extent the same is not duplicative of the amounts payable under clause
(b) above, all other Rent and other amounts then due and payable or accrued under the Agency Agreement, Lease and/or under any other Operative Agreement (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).

            "Tranche A Commitments" shall mean the obligation of the Tranche A Lenders to make the Tranche A Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche A Lender's name on Schedule 2.1 to the Credit Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche A Lender shall be obligated to make Tranche A Loans in excess of such Tranche A Lender's share of the Tranche A Commitments as set forth adjacent to such Tranche A Lender's name on Schedule 2.1 to Credit Agreement.

            "Tranche A Lenders" shall mean NationsBank, N.A. and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche A Loans.

            "Tranche A Loans" shall mean the Loans made pursuant to the Tranche A Commitment.

            "Tranche A Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

            "Tranche B Commitments" shall mean the obligation of the Tranche B Lenders to make the Tranche B Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche B Lender's name on Schedule 2.1 to the Credit Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche B Lender shall be obligated to make Tranche B Loans in excess of such Tranche B Lender's share of the Tranche B Commitments as set forth adjacent to such Tranche B Lender's name on Schedule 2.1 to Credit Agreement.

            "Tranche B Lenders" shall mean NationsBank, N.A. and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche B Loans.

            "Tranche B Loan" shall mean the Loans made pursuant to the Tranche B Commitment.

            "Tranche B Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

                                  Appendix A-24

            "Transaction Expenses" shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in
Section 7.1 of the Participation Agreement and the following:

                        (a) the reasonable fees, out-of-pocket expenses and
            disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

                        (b) the reasonable fees, out-of-pocket expenses and
            disbursements of accountants for any Credit Party in connection with the transaction contemplated by the Operative Agreements;

                        (c) any and all other reasonable fees, charges or other
            amounts payable to the Lenders, the Agent, the Holders, the Owner Trustee or any broker which arises under any of the Operative Agreements;

                        (d) any other reasonable fee, out-of-pocket expenses,
            disbursement or cost of any party to the Operative Agreements or any of the other transaction documents; and

                        (e) any and all Taxes and fees incurred in recording or
            filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreement.

            "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

            "Trust" shall mean the Sunrise Trust 1998-1.

            "Trust Agreement" shall mean the Trust Agreement dated on or about the Initial Closing Date between the Holders and the Owner Trustee.

            "Trust Company" shall mean First Security Bank, National Association, in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

            "Trust Estate" shall have the meaning specified in Section 2.2 of the Trust Agreement.

            "Type" shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

            "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

            "Unanimous Vote Matters" shall have the meaning given it in Section
12.4 of the Participation Agreement.

            "Unfunded Amount" shall have the meaning specified in Section 3.2 of the Agency Agreement.

            "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

            "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

                                  Appendix A-25

            "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

            "U.S. Person" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

            "U.S. Taxes" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

            "Wholly-Owned Entity" shall mean a Person all of the shares of capital stock or other ownership interest of which are owned by Sunrise Assisted Living, Inc. and/or one of its wholly-owned Subsidiaries or other wholly-owned entities.

            "Withholdings" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

            "Work" shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to any Property.

            "Year 2000 Compliant" shall have the meaning specified in Section 6.2(w) of the Participation Agreement.

            "Year 2000 Problem" shall mean the risk that computer applications used by any Credit Party, any Subsidiary of any Credit Party or any supplier, vendor or customer of any Credit Party or any Subsidiary of any Credit Party may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

                                  Appendix A-26